                                                                      EXHIBIT 2


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                        AGREEMENT AND PLAN OF MERGER



                       Dated as of September 22, 1995



                                    Among



                              TIME WARNER INC.,



                        TIME WARNER ACQUISITION CORP.



                                     And



                      TURNER BROADCASTING SYSTEM, INC.





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                              TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
 Parties and Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1


                                              ARTICLE I

                                              The Merger
                                              ----------

 SECTION 1.01.             The Merger  . . . . . . . . . . . . . . . . . . . . . . . .              2
 SECTION 1.02.             Closing . . . . . . . . . . . . . . . . . . . . . . . . . .              2
 SECTION 1.03.             Effective Time  . . . . . . . . . . . . . . . . . . . . . .              3
 SECTION 1.04.             Effects of the Merger . . . . . . . . . . . . . . . . . . .              3
 SECTION 1.05.             Certificate of Incorporation and By-Laws  . . . . . . . . .              3
 SECTION 1.06.             Directors . . . . . . . . . . . . . . . . . . . . . . . . .              3
 SECTION 1.07.             Officers  . . . . . . . . . . . . . . . . . . . . . . . . .              4


                                              ARTICLE II

                           Effect of the Merger on the Capital Stock of the
                           ------------------------------------------------
                          Constituent Corporations; Exchange of Certificates
                          --------------------------------------------------

 SECTION 2.01.             Effect on Capital Stock . . . . . . . . . . . . . . . . . .              4
 SECTION 2.02.             Exchange of Certificates  . . . . . . . . . . . . . . . . .              7


                                              ARTICLE III

                                    Representations and Warranties
                                    ------------------------------

 SECTION 3.01.             Representations and Warranties of the Company . . . . . . .             11
 SECTION 3.02.             Representations and Warranties of Parent and Sub  . . . . .             24


                                              ARTICLE IV

                               Covenants Relating to Conduct of Business
                               -----------------------------------------

 SECTION 4.01.             Conduct of Business . . . . . . . . . . . . . . . . . . . .             34
 SECTION 4.02.             No Solicitation . . . . . . . . . . . . . . . . . . . . . .             38

                                                                  Contents, p. 2


                                                                                                 Page
                                                                                                 ----
                                              ARTICLE V

                                         Additional Agreements
                                         ---------------------

 SECTION 5.01.             Preparation of Form S-4 and the Proxy Statement;
                             Shareholders Meeting and Parent's Stockholders
                             Meeting   . . . . . . . . . . . . . . . . . . . . . . . .             39
 SECTION 5.02.             Letter of the Company's Accountants   . . . . . . . . . . .             40
 SECTION 5.03.             Letter of Parent's Accountants  . . . . . . . . . . . . . .             41
 SECTION 5.04.             Access to Information; Confidentiality  . . . . . . . . . .             41
 SECTION 5.05.             Best Efforts; Notification  . . . . . . . . . . . . . . . .             41
 SECTION 5.06.             Board Authority . . . . . . . . . . . . . . . . . . . . . .             43
 SECTION 5.07.             Public Announcements  . . . . . . . . . . . . . . . . . . .             44
 SECTION 5.08.             Benefit Plans . . . . . . . . . . . . . . . . . . . . . . .             44
 SECTION 5.09.             Indemnification . . . . . . . . . . . . . . . . . . . . . .             45
 SECTION 5.10.             Fees and Expenses . . . . . . . . . . . . . . . . . . . . .             46
 SECTION 5.11.             Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .             46
 SECTION 5.12.             Stock Exchange Listing  . . . . . . . . . . . . . . . . . .             47
 SECTION 5.13.             Execution of the Registration Rights Agreement  . . . . . .             47
 SECTION 5.14.             Tax Treatment . . . . . . . . . . . . . . . . . . . . . . .             47
 SECTION 5.15.             Transfer and Real Property Transfer Gains Taxes   . . . . .             47
 SECTION 5.16.             Material Transactions by Parent . . . . . . . . . . . . . .             47


                                              ARTICLE VI

                                         Conditions Precedent
                                         --------------------

 SECTION 6.01.             Conditions to Each Party's Obligation To Effect The Merger.             49
 SECTION 6.02.             Conditions to Obligations of Parent and Sub . . . . . . . .             50
 SECTION 6.03.             Conditions to Obligation of the Company . . . . . . . . . .             53

                                                                  Contents, p. 3


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                                                                                                 ----
                                              ARTICLE VII

                                  Termination, Amendment and Waiver
                                  ----------------------------------

 SECTION 7.01.             Termination   . . . . . . . . . . . . . . . . . . . . . . .             54
 SECTION 7.02.             Effect of Termination . . . . . . . . . . . . . . . . . . .             57
 SECTION 7.03.             Amendment . . . . . . . . . . . . . . . . . . . . . . . . .             58
 SECTION 7.04.             Extension; Waiver . . . . . . . . . . . . . . . . . . . . .             59
 SECTION 7.05.             Procedure for Termination, Amendment, Extension or Waiver .             59


                                             ARTICLE VIII

                                          General Provisions
                                          ------------------

 SECTION 8.01.             Nonsurvival of Representations and Warranties . . . . . . .             60
 SECTION 8.02.             Notices . . . . . . . . . . . . . . . . . . . . . . . . . .             60
 SECTION 8.03.             Definitions . . . . . . . . . . . . . . . . . . . . . . . .             61
 SECTION 8.04.             Interpretation  . . . . . . . . . . . . . . . . . . . . . .             61
 SECTION 8.05.             Counterparts  . . . . . . . . . . . . . . . . . . . . . . .             62
 SECTION 8.06.             Entire Agreement; No Third-Party Beneficiaries  . . . . . .             62
 SECTION 8.07.             Governing Law . . . . . . . . . . . . . . . . . . . . . . .             62
 SECTION 8.08.             Assignment  . . . . . . . . . . . . . . . . . . . . . . . .             62
 SECTION 8.09.             Enforcement . . . . . . . . . . . . . . . . . . . . . . . .             62
 SECTION 8.10.             Waivers . . . . . . . . . . . . . . . . . . . . . . . . . .             63


EXHIBITS

 Exhibit A                 Form of Affiliate Letter
 Exhibit B                 Form of Registration Rights Agreement
 Exhibit C-1               Form of Investors' Agreement with Principal Shareholder and Related Parties
 Exhibit C-2               Form of Investors' Agreement with Qualified Stockholders
 Exhibit D                 Form of Certificates and Letters of Representation regarding Tax Matters

                             Index of Defined Terms
                                       In
                          Agreement and Plan of Merger




 Term                                                                                 Section
 ----                                                                                 -------
 "affiliate"                                                                          8.03(a)

 "Approved Matters"                                                                   4.01(a)

 "Benefit Plans"                                                                      3.01(i)

 "Certificate of Merger"                                                                1.03

 "Certificates"                                                                       2.02(b)

 "Class A Common Stock"                                                               2.01(b)

 "Class A Preferred Stock"                                                            3.01(c)

 "Class B Common Stock"                                                               2.01(b)

 "Class B Preferred Stock"                                                            3.01(c)

 "Class C Preferred Stock"                                                            2.01(b)

 "Class C Shareholders"                                                             3.01(c)(ii)

 "Class D Preferred Stock"                                                            3.01(c)

 "Closing"                                                                              1.02

 "Closing Date"                                                                         1.02

 "Code"                                                                               Recitals

 "Common Conversion Number"                                                           2.01(c)

 "Common Stock Equivalents"                                                             5.16

 "Communications Act"                                                                 3.01(d)

 "Company"                                                                            Recitals

 "Company Capital Stock"                                                              2.01(b)

 "Company Disclosure Letter"                                                          3.01(a)

 "Company Material Adverse Effect"                                                    3.01(a)

 "Company Programming Subsidiary"                                                     3.01(a)

 "Company Stock Options"                                                              3.01(c)

 "Company Stock Plans"                                                                3.01(c)


 Term                                                                                 Section
 ----                                                                                 -------
 "Company Subsidiary"                                                                 3.01(a)

 "Confidentiality Agreement"                                                            5.04

 "Corporation"                                                                          1.05

 "D&O Insurance"                                                                        5.09

 "DGCL"                                                                                 1.01

 "Dissenting Shares"                                                                  2.01(d)

 "Effective Time of the Merger"                                                         1.03

 "employee benefit plan"                                                              3.02(m)

 "employee pension benefit plan"                                                      5.08(b)

 "ERISA"                                                                              3.01(j)

 "Exchange Act"                                                                       3.01(d)

 "Exchange Agent"                                                                     2.02(a)

 "Exchange Fund"                                                                      2.02(a)

 "FCC"                                                                                3.01(d)

 "Filed Parent SEC Documents"                                                         3.02(g)

 "Filed SEC Documents"                                                                3.01(g)

 "Form S-4"                                                                           3.01(f)

 "Georgia BCC"                                                                          1.01

 "Governmental Entity"                                                                3.01(d)

 "HSR Act"                                                                            3.01(d)

 "incentive stock option"                                                             2.01(e)

 "Liens"                                                                              3.01(b)

 "LMC"                                                                                Recitals

 "LMC Agreement"                                                                      Recitals

 "Material Breach"                                                                   7.01(b)(v)

 "Material Company Subsidiary"                                                        3.01(a)

 "Material Parent Subsidiary"                                                         3.02(a)

 "Material Transaction"                                                                 5.16

 "Maximum Premium"                                                                      5.09


 Term                                                                                 Section
 ----                                                                                 -------
 "Merger"                                                                             Recitals

 "New Line"                                                                           3.01(c)

 "New Line Debentures"                                                                3.01(c)

 "New Line Options"                                                                   3.01(c)

 "New Line Plans"                                                                     3.01(c)

 "NYSE"                                                                               3.02(i)

 "Parent"                                                                             Recitals

 "Parent Common Stock"                                                                Recitals

 "Parent Disclosure Letter"                                                           3.02(c)

 "Parent Material Adverse Effect"                                                     3.02(a)

 "Parent Preferred Stock"                                                             3.02(c)

 "Parent SEC Documents"                                                               3.02(e)

 "Parent Stockholder Approvals"                                                       3.02(i)

 "Parent Stock Plans"                                                                 3.02(c)

 "Parent Subsidiary"                                                                  3.02(a)

 "Parent's Stockholders Meeting"                                                      5.01(c)

 "person"                                                                             8.03(b)

 "Principal Shareholder"                                                              Recitals

 "Programming Agreement"                                                              3.01(d)

 "Proxy Statement"                                                                    3.01(d)

 "Registration Rights Agreement"                                                        5.13

 "Rights Agreement"                                                                   3.02(c)

 "SEC"                                                                                3.01(a)

 "SEC Documents"                                                                      3.01(e)

 "Securities Act"                                                                     3.01(e)

 "Shareholder Approvals"                                                              3.01(d)

 "Shareholders Meeting"                                                               5.01(b)

 "Sub"                                                                                Recitals

 "subsidiary"                                                                         8.03(c)

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                                                                               4

 Term                                                                                 Section
 ----                                                                                 -------
 "Support Agreement"                                                                  Recitals

 "Surviving Corporation"                                                                1.01

 "takeover proposal"                                                                  4.02(a)

 "Taxes"                                                                             3.01(n)(A)

 "Tax Returns"                                                                       3.01(n)(B)

 "TWE Proceeding"                                                                     6.01(g)

 "Voting Agreements"                                                                  Recitals


                  AGREEMENT AND PLAN OF MERGER dated as of September 22, 1995, among TIME WARNER INC., a Delaware corporation ("Parent"), TIME WARNER ACQUISITION CORP., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, and TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (the "Company").


          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger of the Company into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Company Capital Stock (as defined in Section 2.01(b)), not owned by the Company or by Parent, except Dissenting Shares (as defined in Section 2.01(d)), will be converted into the right to receive common stock, par value $1.00 per share, of Parent ("Parent Common Stock"), and have adopted this Agreement;

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS for Federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, as a condition to the willingness of Parent to enter into this Agreement, (a) R. E. Turner, III (the "Principal Shareholder") and certain of his associates and affiliates have entered into a Shareholders' Agreement with Parent, dated as of the date hereof (the "Support Agreement") and (b) Liberty Media Corporation ("LMC") and certain of its subsidiaries and affiliates have entered into a LMC Agreement with Parent, dated as of the date hereof (the "LMC Agreement" and, together with the Support Agreement, the "Voting Agreements"), in each case providing, among other things, that such persons will vote their shares of Company Capital Stock in favor of the Merger and the approval and adoption of this Agreement.


          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   The Merger

          SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Georgia Business Corporation Code (the "Georgia BCC"), the Company shall be merged into Sub at the Effective Time of the Merger (as defined in Section 1.03). Following the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of the Company in accordance with the DGCL and the Georgia BCC. At the election of Parent, any direct wholly owned subsidiary (as defined in Section 8.03(c)) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution. Furthermore, if Parent and the Company agree, the structure of the Merger (as set forth in this Section 1.01) will be changed in order to qualify the transaction as another form of tax-free reorganization under Section 368 of the Code or as a tax-free incorporation transaction under Section 351 of the Code (and in the latter case the Company Capital Stock will be converted into the right to receive common stock of a newly-formed corporation that will become the sole stockholder of Parent and the Company and certain holders of Parent Preferred Stock (as defined in Section 3.02(c)) may become entitled to appraisal rights under Section 262 of the DGCL), and otherwise on substantially the same terms as set forth in this Agreement. In such case, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such change in structure.

          SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) shall be no later than the second business day after satisfaction of the conditions set forth in Section 6.01 (other than the condition set forth in Section 6.01(d)), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another time, date or place is agreed to in writing by the parties hereto.

          SECTION 1.03. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and the Georgia BCC and shall make all other filings, recordings or publications required by the DGCL and the Georgia BCC in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State and the Georgia Secretary of State, or at such other later time as may be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

          SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 14-2-1106 of the Georgia BCC.

          SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time of the Merger shall be amended at the Effective Time of the Merger so that Article I thereof reads in its entirety as follows: "The name of the corporation (hereinafter called the "Corporation") is Turner Broadcasting System, Inc." and, as so amended, such Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06. Directors. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Immediately after the Effective Time of the Merger, Parent and Sub shall take all action necessary to elect, among others, the Chief Executive Officer of the Company and four other persons to be agreed upon between Parent and the Chief

Executive Officer of the Company, as directors of the Surviving Corporation.

          SECTION 1.07. Officers. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

            SECTION 2.01. Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock or any shares of capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall remain outstanding as one fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the Surviving Corporation.

            (b) Cancellation of Treasury Stock. Each share of Class A Common Stock, par value $.0625 per share, of the Company (the "Class A Common Stock"), each share of Class B Common Stock, par value $.0625 per share, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the "Company Common Stock") and each share of Class C Convertible Preferred Stock, par value $.125 per share, of the Company (the "Class C Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock") that is owned by the Company and each share of Company Capital Stock that is owned by Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

            (c) Conversion of Company Capital Stock. Subject to Sections 2.01(d) and 2.02(e), (i) each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)), shall be converted into the right to receive 0.75 (the "Common Conversion Number") of a fully paid and nonassessable share of Parent Common Stock and (ii) each issued and outstanding share of Class C Preferred Stock (other than shares to be canceled in accordance with

      Section 2.01(b)) shall be converted into the right to receive 4.80 fully paid and nonassessable shares of Parent Common Stock. Pursuant to the Rights Agreement (as defined in Section 3.02(c)), one Right (as defined in the Rights Agreement) will be attached to each share of Parent Common Stock issued upon conversion of Company Capital Stock in accordance with this Section 2.01(c). As of the Effective Time of the Merger, all such shares of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

            (d) Dissenting Shares. (i) The Board of Directors of the Company has adopted a resolution pursuant to Section 1302(c)(2) of the Georgia BCC conferring dissenters' rights with respect to the Company Common Stock in connection with the Merger. Notwithstanding anything in this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time of the Merger and that are held by any shareholder who has delivered to the Company, prior to the Shareholder Approvals (as defined in Section 3.01(d)), a written notice of such shareholder's intent to demand payment for such holder's shares of Company Capital Stock if the Merger is effected, in accordance with Article 13 of the Georgia BCC, and who shall have not voted such shares in favor of the approval and adoption of this Agreement ("Dissenting Shares") shall not be converted into the right to receive Parent Common Stock as provided in Section 2.01(c), but the holders of Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of such Article 13; provided, however, that if any such holder shall fail to perfect or otherwise waive the right to demand payment under Article 13 of the Georgia BCC or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by such Article 13, then the right of such holder of Dissenting Shares to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be treated as if they had been converted as of the Effective Time of the Merger into the right to receive the shares of Parent Common Stock as provided in Section 2.01(c) and any cash in lieu of fractional shares of Parent Common Stock as provided in Section 2.02(e), without any interest thereon.

            (ii) The Company shall give Parent (A) prompt notice of any notices or other instruments received by the Company pursuant to Article 13 of the Georgia BCC and (B) the opportunity to direct all negotiations and proceedings with respect to demands for payment for Dissenting Shares. The Company shall not, except with the prior written consent of Parent, voluntarily offer to make or make any payment with respect to any demands for payment for Dissenting Shares or offer to settle or settle any such demands.

            (e) Exchange Ratio for Options. (i) At the Effective Time of the Merger, each outstanding Company Stock Option (as defined in Section 3.01(c)) and each outstanding New Line Option (as defined in Section 3.01(c)) shall be assumed by Parent and converted into an option to purchase shares of Parent Common Stock, as provided below. Following the Effective Time of the Merger, each Company Stock Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable Company Stock Plan (as defined in Section 3.01(c)) pursuant to which such Company Stock Option was granted, as in effect immediately prior to the Effective Time of the Merger, and each New Line Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable New Line Plan (as defined in Section 3.01(c)) pursuant to which such New Line Option was granted, as in effect immediately prior to the Effective Time of the Merger, except that (i) each such Company Stock Option and New Line Option shall be exercisable for that number of shares of Parent Common Stock equal to the product of (x) the number of shares of Class B Common Stock for which such Company Stock Option or New Line Option was exercisable immediately prior to the Effective Time of the Merger and (y) the Common Conversion Number, rounded, in the case of any Company Stock Option or New Line Option other than any "incentive stock option" (within the meaning of Section 422 of the Code), up and, in the case of any incentive stock option, down to the nearest whole share, if necessary, and (ii) the exercise price per share of such Company Stock Option or New Line Option shall be equal to the aggregate exercise price of such Company Stock Option or New Line Option immediately prior to the Effective Time of the Merger divided by the number of shares of Parent Common Stock for which such Company Stock Option or New Line Option shall be exercisable as determined in accordance with the preceding clause (i), rounded up to the next highest cent, if necessary.

          (ii) As of the Effective Time of the Merger, Parent will enter into an assumption agreement with respect to each Company Stock Option and New Line Option, which shall provide for Parent's assumption of the obligations of the Company under the applicable Company Stock Plan or New Line Plan. Prior to the Effective Time of the Merger, the Company shall make such amendments, if any, to the Company Stock Plans and the New Line Plans as shall be necessary to permit such assumption in accordance with this Section 2.01(e).

         (iii) It is the intention of the parties that, to the extent that any Company Stock Option or New Line Option constitutes an incentive stock option immediately prior to the Effective Time of the Merger, such Company Stock Option or New Line Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Company Stock Options and New Line Options provided by this Section 2.01(e) shall satisfy the conditions of Section 424(a) of the Code.

            SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time of the Merger, Parent shall deposit with Chemical Bank or such other bank or trust company as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Capital Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Capital Stock.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Company Capital Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.02. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (d) No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Capital Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or made by the Company on such shares of Company Capital Stock in accordance with the terms of this

Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time of the Merger, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Article II, except as otherwise provided by law.

            (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent.

            (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Capital Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the closing price of a share of Parent Common Stock on the Closing Date as reported on the NYSE-Composite Transactions Tape (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source).

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

            (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

            (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.


                                  ARTICLE III

                         Representations and Warranties

            SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

            (a) Organization, Standing and Corporate Power. Each of the Company and each of the Material Company Subsidiaries (as defined below) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries (each a "Company Subsidiary") is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole (a "Company Material Adverse Effect"). The Company has delivered to Parent complete and correct copies of its Restated Articles of Incorporation and By-laws and the certificates of incorporation and by-laws or comparable organizational documents of the Material Company Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Material Company Subsidiary" means each Company Subsidiary that (i) constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC") or (ii) is party to an agreement pursuant to which such Company Subsidiary or another Company Subsidiary distributes programming or licenses programming from any person other than a Company Subsidiary and is listed in Section 3.01(a) of the letter from the Company, dated the date of this Agreement, addressed to Parent (the "Company Disclosure Letter") (a "Company Programming Subsidiary"). The Company is not in violation of any provision of its Restated Articles of Incorporation or By-laws and no Material Company Subsidiary is in violation of any provision of its certificate of incorporation, by-laws or comparable organizational documents, except to the extent that such violations would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Letter sets forth each Material Company Subsidiary and the ownership or interest therein of the Company. All the outstanding shares of capital stock of each such Material Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.01(b) of the Company Disclosure Letter, are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of the Company Subsidiaries and except for the ownership interests set forth in Section 3.01(b) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $2,000,000, in any corporation, partnership, limited liability company, joint venture or other entity.

            (c) Capital Structure. (i) The authorized capital stock of the Company consists of 75,000,000 shares of Class A Common Stock, 300,000,000 shares of Class B Common Stock, 500,000 shares of Class A Serial Preferred Stock, par value $.10 per share (the "Class A Preferred Stock"), 12,600,000 shares of Class B Cumulative Preferred Stock, par value $.125 per share (the "Class B Preferred Stock"), 12,600,000 shares of Class C Convertible Preferred Stock and 100,000,000 shares of Class D Serial Preferred Stock, par value $.0625 per share (the "Class D Preferred Stock"). Each share of Class C Preferred Stock is convertible into six shares of Class B Common Stock. At the close of business on August 29, 1995, (A)(I) 68,330,388 shares of Class A Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (II) 137,819,078 shares of Class B Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (III) 12,396,976 shares of Class C Preferred Stock were outstanding, all of which were validly issued, fully paid and nonassessable, and (iv) no shares of Class A Preferred Stock, Class B Preferred Stock or Class D Preferred Stock were issued or outstanding; and (B)(I) 81,822,278 shares of Class B Common Stock were reserved for issuance upon conversion of the Class C Preferred Stock and the Company's Zero Coupon Subordinated Convertible Notes due 2007, (II) 13,904,724 shares of Class B Common Stock were reserved for issuance upon the exercise of outstanding stock options (the "Company Stock Options") granted pursuant to the Company's 1988 Stock Option Plan, the Company's 1993 Stock Option and Equity Award Plan and the agreement, dated June 1, 1993, among CNN America, Inc., the Company, Larry King Enterprises, Inc., and Larry King (the "Company Stock Plans") and (III) 4,892,214 shares of Class B Common Stock were reserved for issuance upon conversion of the 6-1/2% Convertible Subordinated Debentures (the "New Line Debentures") of New Line Cinema Corporation ("New Line"), upon the exercise of outstanding stock options (the "New Line Options") granted pursuant to the New Line 1986 Stock Option Plan, the New Line 1990 Stock Option Plan, the New Line 1991 Stock Option Plan, the Stock Option Agreements, dated January 17, 1986, and February 14, 1990, among New Line, Michael Lynne and

      Richard L. Blumenthal, the Stock Option Agreements, dated February 14, 1990, September 27, 1990, and January 22, 1993, between New Line and Michael Lynne, and the Stock Option Agreement, dated October 6, 1993, between New Line and Mitch Goldman (the "New Line Plans") or upon the exercise of outstanding warrants issued by New Line pursuant to the Warrant to Purchase Common Stock of New Line, dated May 31, 1991, initially issued to NHI Nelson Holdings International Ltd. Except as set forth above, at the close of business on August 29, 1995, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the conversion of the securities or the exercise of the Company Stock Options or other options and warrants referred to in clauses (B)(I) through (III) above. Except as set forth in this Section 3.01(c) or in Section 3.01(c) of the Company Disclosure Letter and except for Company Stock Options granted in the ordinary course of business to employees of the Company and the Company Subsidiaries who are not senior executive officers and covering not in excess of an aggregate of 1,000,000 shares of Class B Common Stock for all such grants during the period from the date of this Agreement through the Effective Time of the Merger, there are not now, and at the Effective Time of the Merger there will not be, any options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. All shares of Class B Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

            (ii) The Company has previously delivered to Parent (A) a true and complete list of the holders of record of the Class C Preferred Stock (the "Class C Shareholders") and the number of shares of Class C Preferred Stock owned of record by each such Class C Shareholder, (B) a true and complete list of the number of shares of each class of capital stock of the Company owned of record by the Principal Shareholder and each person known by the Company to be an affiliate of the Principal Shareholder and (C) true and complete copies of any agreement relating to the ownership or voting of the Class C Preferred Stock to which the Company is a party.

            (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of (i) a majority of the voting power of the outstanding Company Capital Stock, voting as a single class, (ii) a majority of the voting power of the outstanding Class A Common Stock and the Class B Common Stock, voting as a single class, and
      (iii) the holders of a majority of the outstanding shares of Class C Preferred Stock, voting as a separate class (the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Shareholder Approvals. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in
      Section 3.01(d) of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Restated Articles of Incorporation or By-laws of the Company or the comparable organizational documents of any Company Subsidiary, (ii) any agreement pursuant to which the Company or any Company Programming Subsidiary distributes programming or licenses programming from a person other than a Company Subsidiary individually involving annual payments to or by the Company and the Company Subsidiaries of $20,000,000 or more (any such agreement, a "Programming Agreement"), (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement (but excluding any Programming Agreement), instrument, permit, concession, franchise or license applicable to the Company or any Company Subsidiary or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (iii) and (iv), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Company Material Adverse Effect, (y) prevent the Company from performing its obligations under this Agreement in any material respect or (z) prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including the European Union (a "Governmental Entity"), is required by or with respect to the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Principal Shareholder as the ultimate parent entity of the Company under the Hart-Scott-Rodino Antitrust

      Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the SEC of
      (A) a joint proxy statement relating to the meetings of the Company's shareholders and Parent's stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and the Georgia Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such filings with, and orders of, the Federal Communications Commission (the "FCC") as may be required under the Communications Act of 1934, as amended (the "Communications Act"), and the FCC's rules and regulations in connection with this Agreement and the transactions contemplated by this Agreement and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (x) as may be required under the laws of any foreign country in which the Company or any of the Company Subsidiaries conducts any business or owns any property or assets or (y) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Company Material Adverse Effect.

            (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1992 (as such documents have been amended prior to the date hereof, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later Filed SEC Document (as defined in Section 3.01(g)). Except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed SEC Document, neither the Company's Annual Report on Form 10-K for the year ended December 31, 1994, nor any SEC Document filed after December 31, 1994, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 1O-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and the consolidated Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed SEC Documents, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and the consolidated Company Subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

            (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
      (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's shareholders or Parent's stockholders or at the time of the Shareholders Meeting (as defined in Section 5.01(b)) or the Parent's Stockholders Meeting (as defined in Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

            (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company has conducted its business only in the ordinary course, and there has not been:

                  (i) any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in a change or effect) which, individually or in the aggregate, has had or is likely to have, a Company Material Adverse Effect;

                  (ii) except for regular quarterly dividends not in excess of
            $.0175 per share of Class A Common Stock, $.0175 per share of Class B Common Stock and $.105 per share of Class C Preferred Stock, with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company Capital Stock;

                  (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of the Company's capital stock;

                  (iv) except as disclosed in Section 3.01(g) of the Company
            Disclosure Letter, (A) any granting by the Company or any Company Subsidiary to any executive officer of the Company or any of the Company Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (B) any granting by the Company or any of the Company Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, or (C) any entry by the Company or any of the Company Subsidiaries into any employment, severance or termination agreement with any such executive officer;

                  (v) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a Company Material Adverse Effect; or

                  (vi) any change in accounting methods, principles or
            practices by the Company or any Material Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

            (h) Litigation. Except as disclosed in the Filed SEC Documents or in Section 3.01(h) of the Company Disclosure Letter, there is no suit, action or proceeding (including any proceeding by or before the

      FCC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent the Company from performing its obligations under this Agreement in any material respect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any Company Material Adverse Effect. As of the date of this Agreement, except as disclosed in the Filed SEC Documents or in Section 3.01(h) of the Company Disclosure Letter, there is no suit, action or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to prevent or delay in any material respect the consummation of the Merger or any of the transactions contemplated by this Agreement.

            (i) Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 3.01(i) of the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of the Company Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of the Company Subsidiaries (collectively, "Benefit Plans").

            (j) ERISA Compliance. Except as described in the Filed SEC Documents or in Section 3.01(j) of the Company Disclosure Letter or as would not have a

      Company Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of the Company or any Company Subsidiary that are sponsored, maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary has any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of the executive officers of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in Section 3.01(j) of the Company Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or the Company Subsidiaries are the agreements and policies specifically referred to in Section 3.01(j) of the Company Disclosure Letter.

            (k) Voting Requirements. The Shareholder Approvals are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

            (l) Brokers; Schedule of Fees and Expenses. Except as set forth in Section 3.01(l) of the Company Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The

      Company will pay the fees and expenses of the persons listed in Section 3.01(1) of the Company Disclosure Letter. The fees incurred and to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement for the persons listed in
      Section 3.01(l) of the Company Disclosure Letter are set forth in Section 3.01(l) of the Company Disclosure Letter. The Company has furnished to Parent true and complete copies of all the agreements referred to in
      Section 3.01(l) of the Company Disclosure Letter and all indemnification and other agreements related to the engagement of the persons so listed.

            (m) Opinions of Financial Advisors. The Company has received the opinions of CS First Boston Corporation and Merrill Lynch & Co., each dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders other than Parent from a financial point of view, a signed copy of which opinions have been delivered to Parent.

            (n) Taxes. (i) The Company and each Company Subsidiary have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time of the Merger. All such Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

                   (ii) The Company and each Company Subsidiary have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time of the Merger, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time of the Merger.

                  (iii) For purposes of this Agreement, the following terms shall have the following meanings:

                        (A) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                        (B) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

            (o) Compliance with Laws. Neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations (including the Communications Act and the FCC's rules and regulations), except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

                  SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

            (a) Organization, Standing and Corporate Power. Each of Parent, Sub and each of the Material Parent Subsidiaries (as defined below) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of Parent and Parent's subsidiaries, including Sub (each a "Parent Subsidiary"), is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Parent and the Parent Subsidiaries, taken as a whole (a "Parent Material Adverse Effect"). Parent has delivered to the Company complete and correct copies of its Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws or comparable organizational documents of Sub and the Material Parent Subsidiaries, in each case as amended to the date of this Agreement. Neither Parent nor Sub is in violation of any provision of its certificate of incorporation or by-laws and no Material Parent Subsidiary is in violation of any provision of its certificate of incorporation, by-laws or comparable organizational documents, except to the extent that such violations would not, individually or in the aggregate, have a Parent Material Adverse Effect. Time Warner Entertainment Company, L.P. ("TWE"), and each other Parent Subsidiary that constitutes a significant subsidiary of Parent within the meaning of Rule 1-02 of Regulation S-X of the SEC (determined without regard to paragraph (3) of the definition thereof) is referred to herein as a "Material Parent Subsidiary".

            (b) Subsidiaries. Section 3.02(b) of the Parent Disclosure Letter (as defined in Section 3.02(c)) sets forth as of the date of this Agreement each Material Parent Subsidiary and the ownership or interest therein of Parent. All the outstanding shares of capital stock of each such Material Parent Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.02(b) of the Parent Disclosure Letter, are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all Liens. Except for the ownership interests in the Parent Subsidiaries and except for the ownership interests set forth in Section 3.02(b) of the Parent Disclosure Letter, as of the date of this Agreement Parent does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $5,000,000, in any corporation, partnership, limited liability company, joint venture or other entity.

            (c) Capital Structure. As of the date of this Agreement, the authorized capital stock of Parent consists of 750,000,000 shares of Parent Common Stock and 250,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). At the close of business on August 31, 1995, (i) (A) 387,166,475 shares of Parent Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (B) 43,739,664 shares of Parent Common Stock were held by Parent Subsidiaries and (C) 1,988,026 shares of Parent Common Stock were held by Parent in treasury, (ii) 464,638 shares of Series B 6.40% Preferred Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (iii) 3,264,508 shares of Series C Preferred Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (iv) 11,000,000 shares of Series D Convertible Preferred Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (v) 82,786,025 shares of Parent Common Stock were reserved for issuance pursuant to the Time Warner 1981 Stock Option Plan, the Time Warner 1986 Stock Option Plan, the 1988 Stock Incentive Plan of Time Warner Inc., the Time Warner 1989 Stock Incentive Plan, the Time Warner 1989 WCI Replacement Stock Option Plan, the Time Warner 1989 Lorimar Non-Employee Replacement Stock Option Plan, the Time Warner 1993 Stock Option Plan, the Time Warner 1994 Stock Option Plan, the Time Warner Corporate Group Stock Incentive Plan, the Time Warner Cable Television Group Stock Incentive Plan, the Time Warner Filmed Entertainment Group Stock Incentive Plan, the Time Warner Music Group Stock Incentive Plan, the Time Warner Programming Group Stock Incentive Plan, the Time Warner Publishing Group Stock Incentive Plan and the Time Warner 1988 Restricted Stock Plan for Non-Employee Directors (the "Parent Stock Plans"), (vi) 4,000,000 shares of Parent Preferred Stock were reserved for issuance in connection with the rights to purchase shares of Parent Common Stock pursuant to the Rights Agreement dated as of January 20, 1994 (the "Rights Agreement"), between Parent and Chemical Bank, as Rights Agent, and (vii) additional shares of capital stock of Parent were reserved for issuance as described in Section 3.02(c) of the letter from Parent, dated the date of this Agreement, addressed to the Company (the "Parent Disclosure Letter"). Except as set forth above, at the close of business on August 31, 1995, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All shares of capital stock of Parent which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above or in Section 3.02(c) of the

      Parent Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any Parent Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, or obligating Parent or any Parent Subsidiary to issue, transfer, grant or sell, or cause to be issued, transferred, granted or sold, additional shares of capital stock or other voting securities of Parent or any Material Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 3.02(c) of the Parent Disclosure Letter, as of the date of this Agreement, there are not any outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Material Parent Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than a wholly owned Parent Subsidiary). As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

            (d) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approvals (as defined in Section 3.02(i)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the Parent Stockholder Approvals. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. Except as set forth in Section 3.02(d) of the Parent Disclosure Letter, the execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any other Parent Subsidiary under, (i) the certificate of incorporation or by-laws of Parent or Sub or the comparable organizational documents of any Parent Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any Parent Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or any other Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Parent Material Adverse Effect, (y) prevent Parent or Sub from performing their respective obligations under this Agreement in any material respect or (z) prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other Parent Subsidiary in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent under the HSR Act and possible filings of premerger notification and report forms by shareholders of the Company under the HSR Act with respect to the acquisition of shares of Parent Common Stock pursuant to the Merger, (ii) the filing with the SEC of the Proxy Statement and the Form S-4 and such reports under Sections 13 and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement and the receipt of all state securities or

      "blue sky" authorizations necessary to issue the Parent Common Stock as contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and the Georgia Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such filings with, and orders of, the FCC under the Communications Act and the FCC's rules and regulations as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (v) such filings with, and orders of, cable franchising authorities as may be required in connection with this Agreement and the transactions contemplated by this Agreement and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings (x) as may be required under the laws of any foreign country in which Parent or any of the Parent Subsidiaries conducts any business or owns any property or assets or (y) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Parent or Sub from performing their respective obligations under this Agreement in any material respect or have, individually or in the aggregate, a Parent Material Adverse Effect.

            (e) SEC Documents; Undisclosed Liabilities. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1992 (as such documents have been amended prior to the date hereof, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later Filed Parent SEC Document (as defined in Section 3.02(g)). Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later Filed Parent SEC

      Document, neither Parent's Annual Report on Form 10-K for the year ended December 31, 1994, nor any Parent SEC Document filed after December 31, 1994, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 1O-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and the consolidated Parent Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent and the consolidated Parent Subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect.

            (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
      (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's shareholders or Parent's stockholders or at the time of the Shareholders Meeting or the Parent's Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement.

            (g) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents") or in Section 3.02(g) of the Parent Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, Parent has conducted its business only in the ordinary course, and there has not been:

                  (i) any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in a change or effect) which, individually or in the aggregate, has had or is likely to have, a Parent Material Adverse Effect;

                  (ii) except for regular quarterly dividends not in excess of
            $0.09 per share of Parent Common Stock and the stated or required amount of dividends on any series of Parent Preferred Stock, in each case with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Parent Common Stock or any series of Parent Preferred Stock;

                  (iii) any split, combination or reclassification of the
            Parent Common Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of the Parent Common Stock;

                  (iv) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a Parent Material Adverse Effect; or

                  (v) any change in accounting methods, principles or practices by Parent or any Material Parent Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

            (h) Litigation. Except as disclosed in the Filed Parent SEC Documents or in Section 3.02(h) of the Parent Disclosure Letter, there is no suit, action or proceeding (including any proceeding by or before the FCC) pending or, to the knowledge of Parent, threatened against or affecting Parent or any of the Parent Subsidiaries (and Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) have a Parent Material Adverse Effect or (ii) prevent Parent or Sub from performing their respective obligations under this Agreement in any material respect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of the Parent Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any Parent Material Adverse Effect. As of the date of this Agreement, except as disclosed in the Filed Parent SEC Documents or in Section 3.02(h) of the Parent Disclosure Letter, there is no suit, action or proceeding pending, or, to the knowledge of Parent, threatened, against Parent or any of the Parent Subsidiaries (and Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to prevent or delay in any material respect the consummation of the Merger or any of the transactions contemplated by this Agreement.

            (i) Voting Requirements. The (A) approval by Parent's stockholders of the issuance of shares of Parent Common Stock pursuant to the Merger as required by Rule 312 of the New York Stock Exchange (the "NYSE") and (B) approval by the holders of a majority of the outstanding Parent Common Stock, voting as a separate class, and by the holders of a majority of the voting power of the outstanding Parent Common Stock and the outstanding voting Parent Preferred Stock, voting together as a single class, of an amendment to the Restated Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock (collectively, the "Parent Stockholder Approvals") are the only votes of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

            (j) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

            (k) Taxes. (i) Parent and each Parent Subsidiary have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time of the Merger. All such Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

            (ii) Parent and each Parent Subsidiary have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time of the Merger, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time of the Merger.

            (l) Compliance with Laws. Neither Parent nor any of the Parent Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations (including the Communications Act and the FCC's rules and regulations), except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

            (m) ERISA Compliance. Except as described in the Parent Filed SEC Documents or as would not have a Parent Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of Parent or any Parent Subsidiary that are sponsored, maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary has any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Parent nor any Parent Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of the executive officers of Parent are any such liabilities or obligations expected to be incurred.

            (n) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

            SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time of the Merger, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations (including the Communications Act and the FCC's rules and regulations) and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of the Company Subsidiaries to:

            (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent and regular quarterly cash dividends on the Company Capital Stock in an amount per share per quarter for each class of Company Capital Stock not in excess of the amount paid for the quarter immediately preceding the date of this Agreement, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of shares of Class B Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms and (y) the issuance of shares of Class B Common Stock reserved for issuance as described in clauses (B)(I) and (B)(III) of Section 3.01(c));

            (iii) amend its articles of incorporation, by-laws or other comparable organizational documents;

            (iv) except for Approved Matters (as defined below), acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole;

            (v) except for Approved Matters, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than encumbrances and Liens that are incurred in the ordinary course of business;

            (vi) except for Approved Matters, (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) make any loans, advances (other than advances to employees in the ordinary course of business consistent with prior practice) or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Company Subsidiary;

            (vii) except for Approved Matters, make or agree to make any new capital expenditure or expenditures;

            (viii) make any material Tax election or settle or compromise any material Tax liability or refund;

            (ix) except in the ordinary course of business pursuant to existing employment agreements or Benefit Plans, or as required by applicable laws, and except for Approved Matters, (A) increase the compensation payable or to become payable to its executive officers or employees, (B) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, executive officer or employee of the Company or any Company Subsidiary or (C) establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement or any stock option, employee benefit plan, agreement or policy except as contemplated by this Agreement;

            (x) without limiting the generality of clause (ix) above, make any amendment to any Company Stock Plan or New Line Plan as a result of this Agreement or in contemplation of the Merger;

            (xi) terminate or amend on terms less favorable to the Company any agreement filed as an exhibit to any SEC Document or any Programming Agreement; or

            (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

            For purposes of this Agreement, "Approved Matters" means matters that are (x) expressly included in a Master Budget contemplated by Section 3 of
Article XII of the By-Laws of the Company as in effect on the date of this Agreement or as hereafter approved by Parent prior to its approval by the Board of Directors of the Company or (y) otherwise approved by Parent pursuant to the immediately succeeding sentence. Each matter subject to Section 3 of Article XII of the By-laws of the Company shall first be submitted to Parent for its approval and shall only thereafter be submitted to the Board of Directors of the Company to the extent Parent shall have approved such matter.

            (b) No Amendments by Parent. During the period from the date of this Agreement to the Effective Time of the Merger, except as contemplated by this Agreement, Parent will not amend its Restated Certificate of Incorporation or By-laws in any manner that would be materially adverse to the holders of Parent Common Stock.

            (c) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
Article VI not being satisfied.

            (d) Advice of Changes. The Company and Parent shall promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

            SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, the Company or any Company Subsidiary to, (i) solicit, initiate or encourage the submission of any takeover proposal (as defined below), (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) furnishing nonpublic information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide written takeover proposal to the Company or its shareholders, if and only to the extent that (1) the Board of Directors of the Company determines in good faith based on written advice of its outside legal counsel that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to shareholders under applicable law and
(2) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person, the Board of Directors of the Company receives from such person or entity an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (as defined in Section 5.04), or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of the Company Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of the Company Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of the Company Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.02(a) by the Company. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or other business combination involving the Company or any of the Material Company Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, more than 15% of any class of voting securities of the Company or any of the Material Company Subsidiaries, or assets representing a substantial portion of the assets of the Company and the Company Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company or any of its officers, investment bankers, attorneys or other advisors or representatives with any parties conducted heretofore with respect to any of the foregoing.

            (b) Subject to Section 7.01(e), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the adoption, approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

            (c) The Company promptly shall advise Parent orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent promptly and fully informed in all material respects of the status and details of any such takeover proposal or inquiry.


                                   ARTICLE V

                             Additional Agreements

            SECTION 5.01. Preparation of Form S-4 and the Proxy Statement; Shareholders Meeting and Parent's Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the

Company and Parent shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent will use its best efforts to cause the Proxy Statement to be mailed to the Company's shareholders or Parent's stockholders, respectively, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Parent Common Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Capital Stock and rights to acquire Company Capital Stock pursuant to the Company Stock Plans or the New Line Plans as may be reasonably requested in connection with any such action.

            (b) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of obtaining the Shareholder Approvals. Subject to Section 7.01(e), the Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be altered by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. Parent shall vote or cause to be voted all the shares of Company Capital Stock owned of record by Parent or any Parent Subsidiary in favor of the Shareholder Approvals.

            (c) Parent will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent's Stockholders Meeting") for the purpose of obtaining the Parent Stockholder Approvals. Subject to any contrary fiduciary obligations, Parent will, through its Board of Directors, recommend to its stockholders approval of the matters submitted to them for such purpose.

            SECTION 5.02. Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent a letter of Price Waterhouse LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            SECTION 5.03. Letter of Parent's Accountants. Parent shall use its best efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent public accountants, and, with respect to persons or assets acquired by Parent, one or more other independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            SECTION 5.04. Access to Information; Confidentiality. Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Except as required by law, each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the letter dated August 26, 1995, between the Company and Parent (the "Confidentiality Agreement").

            SECTION 5.05. Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement and, in the case of Parent, in the LMC Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Voting Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Voting Agreements or the consummation of the transactions contemplated by this Agreement or the Voting Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely (x) to be materially burdensome to such party and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement, the Voting Agreements and the Investors' Agreements referred to in Section 6.02(f) so as to render inadvisable the consummation of the Merger or (y) to result in the imposition of a condition or restriction of the type referred to in clause (ii), (iii) or (iv) of Section 6.02(e). In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all reasonable action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transaction contemplated by this Agreement or the Voting Agreements and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement or any Voting Agreement, take all action necessary so that the

Merger and the other transactions contemplated by this Agreement and the Voting Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Voting Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Voting Agreements.

            (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            SECTION 5.06. Board Authority. The Company represents and warrants to Parent and Sub that (a) on or prior to the date of execution of this Agreement, the Board of Directors of the Company has adopted resolutions providing that (i) any action to be subsequently taken by the Board of Directors of the Company to implement the transactions contemplated by this Agreement (excluding any amendment to this Agreement, except as contemplated by Section 1.01, or to the other agreements entered into in connection with the Merger to which the Company is a party) shall be authorized if approved by a majority vote of the directors of the Company (other than any directors that are interested directors under Section 3 of Article XII of the Company's By-laws) present and voting at a meeting at which a quorum is present, without regard to class, and (ii) any action to be subsequently taken by the Company to implement the transactions contemplated by this Agreement (excluding any amendment to this Agreement, except as contemplated by Section 1.01, or to the other agreements entered into in connection with the Merger to which the Company is a party) that otherwise requires the approval of the Board of Directors of the Company shall be authorized if approved by a majority vote of the directors of the Company (other than any directors that are interested directors under Section 3 of Article XII of the Company's By-laws) present and voting at a meeting at which a quorum is present, without regard to class, and (b) such resolutions were validly adopted, are in full force and effect, do not conflict with any provision of the Company's Articles of Incorporation or By-laws or any contract, agreement, or other instrument to which the Company is a party and are effective in accordance with their terms. The Board of Directors of the Company shall not amend, rescind or repeal any of such resolutions. The Company shall not enter into any contract, agreement or other instrument, or adopt any resolution, that, directly or indirectly, would (A) result in any action to be taken by the Board of Directors of the Company to implement the transactions contemplated by this Agreement (excluding any amendment to this Agreement, except as contemplated by Section 1.01, or to the other agreements entered into in connection with the Merger to which the Company is a party) requiring any approval other than the approval by the majority vote of all the directors of the Company (other than any directors that are interested directors under Section 3 of Article XII of the Company's By-laws) present and voting at a meeting at which a quorum is present, without regard to class, or (B) result in any action to be taken by the Company to implement the transactions contemplated by this Agreement requiring the approval (if not currently required) of the directors of the Company or any group or committee thereof. The Company represents and warrants to Parent and Sub that neither the Company nor its Board of Directors is subject to any such contract, agreement or other instrument as of the date of this Agreement.

            SECTION 5.07. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

            SECTION 5.08. Benefit Plans. (a) Maintenance of Benefits. For a period of two years after the Effective Time of the Merger, Parent shall (i) either (A) maintain or cause the Surviving Corporation (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors or assigns) to maintain the Benefit Plans (other than medical plans) at the benefit levels in effect on the date of this Agreement or (B) provide or cause the Surviving Corporation (or, in such case, its successors or assigns) to provide benefits to employees of the Company and the Company Subsidiaries that are not materially less favorable in the aggregate to such employees than those in effect on the date of this Agreement and (ii) provide or cause to be provided medical benefits to employees of the Company and the Company Subsidiaries that are substantially equivalent to those provided to similarly situated employees of Parent.

            (b) Service. With respect to any "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by Parent or any Parent Subsidiary (including any severance plan), for purposes of determining eligibility to participate, vesting, entitlement to benefits, benefit accrual (but in the case of any "employee pension benefit plan", as defined in Section 3(2) of ERISA, solely to the extent necessary to comply with Section 5.08(a)) and in all other respects where length of service is relevant, service with the Company or any Company Subsidiary shall be treated as service with Parent or the Parent Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

            (c) Third Party Beneficiaries. This Section 5.08 is intended to be for the benefit of and shall be enforceable by each person who is an employee of the Company or any Company Subsidiary as of the Effective Time of the Merger (but only with respect to those provisions applicable to such employee), and his heirs and personal representatives and, to the extent set forth above, shall be binding on all successors and assigns of Parent, the Parent Subsidiaries, the Company and the Company Subsidiaries. To the extent that any provision of this Section 5.08 shall be reflected in a plan or arrangement subject to ERISA, the exclusive remedy of any employee referred to in the preceding sentence with respect to such provisions or request for a related benefit provided by such plan or arrangement shall be the claims procedure under such plan or arrangement.

            SECTION 5.09. Indemnification. Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of the Company as provided in its Restated Articles of Incorporation or By-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms from the Effective Time of the Merger until the expiration of the applicable statute of limitations with respect to any claims against the current or former directors or officers of the Company arising out of such acts or omissions. Parent will cause to be maintained for a period of not less than six years from the Effective Time of the Merger the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time of the Merger (the "D&O Insurance") for all persons who are directors and officers of the Company who are covered persons under the Company's D&O insurance policies in effect on the date of this Agreement, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of this Agreement (the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the covered persons than the existing D&O Insurance. The Company represents to Parent that the Maximum Premium is $631,735.

            SECTION 5.10. Fees and Expenses. Except as provided in Sections 5.15, 7.02(a), 7.02(b) and 7.02(c), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company).

            SECTION 5.11. Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A.

            SECTION 5.12. Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger and pursuant to the Company Stock Options, the New Line Options, the notes referred to in Section 3.01(c)(i)(B)(I) and the other securities referred to in
Section 3.01(c)(i)(B)(III) to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

            SECTION 5.13. Execution of the Registration Rights Agreement. Parent shall execute and deliver to the other parties thereto the Registration Rights Agreement in the form of Exhibit B (the "Registration Rights Agreement") at or prior to the Closing.

            SECTION 5.14. Tax Treatment. Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code or as a tax-free incorporation transaction under Section 351 of the Code and to obtain the opinions of counsel referred to in Sections 6.02(d) and 6.03(c).

            SECTION 5.15. Transfer and Real Property Transfer Gains Taxes. Parent shall be responsible for any liabilities, without deduction or withholding from any amount payable to the holders of Company Capital Stock, arising under any New York State Real Estate Transfer Tax, New York State Tax on Gains Derived from certain Real Property Transfers, New York City Real Property Transfer Tax, New York State Stock Transfer Tax and any similar taxes imposed by any other State of the United States (and any penalties and interest with respect to such Taxes), to the extent any such Taxes become payable in connection with the transactions contemplated by this Agreement, on behalf of the shareholders of the Company. The Company and Parent shall cooperate in complying with the requirements of such taxes.

            SECTION 5.16. Material Transactions by Parent. Parent shall promptly notify the Company if, after the date of this Agreement and prior to the Effective Time of the Merger, Parent or any Parent Subsidiary enters into a definitive agreement providing for the implementation of a Material Transaction (as defined below). In such event, the Board of Directors of the Company may request the Company's financial advisor, CS First Boston Corporation, to deliver a written opinion, substantially in the same form as the opinion referred to in Section 3.01(m), that, after giving effect to the Material Transaction, the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders other than Parent from a financial point of view. The Company and Parent shall cooperate in furnishing such information to CS First Boston Corporation as shall be reasonably required in order for such opinion to be delivered as promptly as practicable, and the Company shall use all commercially reasonable efforts to cause such opinion or the written advice referred to in the following sentence to be delivered within 15 days following request therefor from the Company. In the event that CS First Boston Corporation advises the Company and Parent in writing that it is unable to deliver such opinion, the Company shall be entitled to terminate this Agreement pursuant to Section 7.01(f), if such termination is approved by the Board of Directors of the Company. For purposes of the foregoing, "Material Transaction" means (i) the issuance by Parent of more than 90,000,000 "common stock equivalents" (one common stock equivalent being equal to one share of Parent Common Stock, including any share of Parent Common Stock issuable by Parent upon conversion, exercise or exchange of any other capital stock, warrant or other security or right of Parent, any Parent Subsidiary or any other controlled affiliate of Parent) in any single transaction or in any series of individual transactions, each of which involves the issuance of more than 20,000,000 common stock equivalents, whether or not such individual transactions are related to each other, or (ii) the sale or other disposition in any transaction or series of transactions, whether or not related to each other, by Parent or any Parent Subsidiary of any business or assets with an aggregate fair market value in excess of $3,500,000,000, excluding from such amount (x) sales of inventory in the ordinary course of business consistent with prior practice and (y) the sale or disposition, in a single transaction or series of related transactions, of assets with an aggregate fair market value of $500,000,000 or less. The fair market value of any cable television systems disposed of by Parent or any Parent Subsidiary in exchange for cable television systems owned by third parties shall be included in such amount only to the extent, if any, in excess of the fair market value of the cable televisions systems acquired in such exchange by Parent or any Parent Subsidiary.

                                   ARTICLE VI

                              Conditions Precedent

            SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Shareholder Approvals and Parent Stockholder Approvals. The Company shall have obtained the Shareholder Approvals and Parent shall have obtained the Parent Stockholder Approvals.

            (b) NYSE Listing. The shares of Parent Company Stock issuable to the Company's shareholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

            (c) Antitrust. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law the absence of which would prohibit the consummation of the Merger shall have been obtained or made.

            (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or preventing LMC or any of its subsidiaries from voting, as contemplated by the LMC Agreement, shares of Company Capital Stock that LMC or any such subsidiary is otherwise entitled to vote, shall be in effect; provided, however, that, subject to the proviso in Section 5.05(a), each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

            (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities or "blue sky" authorizations necessary to issue the Parent Common Stock pursuant to this Agreement.

            (f) FCC Approvals. All orders and approvals of the FCC required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained without the imposition of any conditions or restrictions of the type referred to in Section 6.02(e)(ii), (iii) or (iv) that are not acceptable to Parent in its sole discretion.

            (g) Certain Proceedings. If any action or proceeding relating to the issue of whether the transactions contemplated by this Agreement violate, or require the consent of any person under, the TWE Partnership Agreement (a "TWE Proceeding") shall have been commenced, then either (i) such TWE Proceeding shall have been dismissed with prejudice or (ii) a final judgment that remains unstayed for a period of 60 days shall have been entered in such TWE Proceeding; provided, however, that this condition shall cease to be effective on December 23, 1996.

            (h) Voting Trust Approval. Either (A) Parent and the Company shall be satisfied that, and the FCC shall have confirmed that, the Voting Trust (as defined in the LMC Agreement) will be effective to prevent the beneficiaries thereunder from having an attributable interest, within the meaning of the FCC's rules and regulations, in the assets and businesses of Parent by reason of the Parent Common Stock subject thereto or (B) the parties to the LMC Agreement (other than Parent) shall have acknowledged that the procedures set forth in Section
      4.1 of the LMC Agreement relating to exchange for nonvoting shares of Parent Preferred Stock are applicable.

            SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer (or the Executive Vice President) and the Chief Financial Officer of the Company to such effect.

            (b)  Performance of Obligations of the Company.   The Company shall
      have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer (or the Executive Vice President) and the Chief Financial Officer of the Company to such effect.

            (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.11 an executed copy of an agreement substantially in the form of Exhibit A.

            (d) Tax Opinion. Parent shall have received an opinion dated the Closing Date from Cravath, Swaine & Moore, based upon certificates and letters, which letters and certificates are substantially in the form set forth in Exhibit D and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

            (e) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Sub of any shares of capital stock of the Company or the Surviving Corporation, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement and the LMC Agreement or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent, any Material Company

      Subsidiary or any Material Parent Subsidiary of any material portion of the business or assets of the Company, Parent, any Material Company Subsidiary or any Material Parent Subsidiary or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent, any Material Company Subsidiary or any Material Parent Subsidiary as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including, without limitation, the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation, (iv) seeking to prohibit Parent or any of the Parent Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any Material Company Subsidiary or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

            (f) Investors' Agreements. Each of the other parties thereto shall have executed and delivered to Parent an Investors' Agreement in the form of Exhibit C-1 or C-2, as applicable.

            (g) Cable Franchise Authorities. All necessary orders and permits approving the transactions contemplated by this Agreement from all applicable cable franchising authorities having jurisdiction over all or any portion of any material cable system operated by Parent or any Parent Subsidiary shall have been received.

            (h) Dissenters' Rights. The Company shall not have received pursuant to Section 1321(a)(1) of the Georgia BCC written notices of intent to demand payment in connection with the Merger with respect to shares of Company Capital Stock representing more than 28,000,000 Company Common Stock equivalents (calculated on the basis that each share of Company Common Stock represents one Company Common Stock equivalent and each share of Class C Preferred Stock represents six Company Common Stock equivalents).

                  SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer (or any executive vice president) and the chief financial officer of Parent to such effect.

            (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer (or any executive vice president) and the chief financial officer of Parent to such effect.

            (c) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity (i) seeking to obtain from the Company, Parent or Sub any damages that are material in relation to Parent and its subsidiaries taken as a whole (determined after giving effect to the Merger), (ii) seeking to prohibit or limit the ownership or operation by Parent or any Material Parent Subsidiary of any material portion of the business or assets of Parent or any Material Parent Subsidiary (determined after giving effect to the Merger) or to compel Parent or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of Parent or any Material Parent Subsidiary (determined after giving effect to the Merger), as a result of the Merger or any of the other transactions contemplated by this Agreement, or (iii) which otherwise is reasonably likely to have a Parent Material Adverse Effect (determined after giving effect to the Merger).

            (d) Tax Opinion. The Company shall have received an opinion dated the Closing Date from Skadden, Arps, Slate, Meagher & Flom, based upon certificates and letters, which letters and certificates are substantially in the form set forth in Exhibit D and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.


                                  ARTICLE VII

                       Termination, Amendment and Waiver

            SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the Shareholder Approvals:

            (a)  by mutual written consent of Parent, Sub and the Company;

            (b)  by either Parent or the Company:

                  (i) if, at a duly held shareholders meeting of the Company or any adjournment thereof at which the Shareholder Approvals are voted upon, the Shareholder Approvals shall not have been obtained;

                  (ii) if, at a duly held stockholders meeting of Parent or any adjournment thereof at which the Parent Stockholder Approvals are voted upon, the Parent Stockholder Approvals shall not have been obtained;

                 (iii) if the Merger shall not have been consummated on or
            before September 30, 1996, unless the failure to consummate the Merger is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that if all the conditions set forth in Sections
            6.01 (other than 6.01(g)), 6.02 and 6.03 have been satisfied at such date, either Parent or the Company may, by notice to the other prior to such date, extend such date to the latest date so extended by either party but in no event later than December 31, 1996;

                  (iv) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

                  (v) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) or Section 6.03(a) or 6.03(b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition as described in clause (A) above); or

                  (vi) if the FCC shall have issued an order or ruling or taken other action denying approval of the transactions contemplated by this Agreement, and such order, ruling or other action shall have become final and non-appealable;

            (c) by either Parent or the Company in the event that (i) all the conditions to the obligation of such party to effect the Merger set forth in Section 6.01 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 6.02 (in the case of Parent) or Section 6.03 (in the case of the Company) is not capable of being satisfied prior to the end of the period referred to in Section 7.01(b)(iii);

            (d)  by Parent, if any order or approval of the FCC contemplated by
      Section 6.01(f) when obtained shall have included any conditions or restrictions of the type referred to in Section 6.02(e)(ii), (iii) or
      (iv) that are not acceptable to Parent in its sole discretion and such order or approval shall have become final and non-appealable;

            (e) by the Company, subject to Section 7.05(b), if the Board of Directors of the Company shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of the transactions contemplated by a takeover proposal; provided, however, that (i) the Company is not then in breach of Section
      4.02 or in breach of any other representation, warranty, covenant or agreement that would give rise to a failure of a condition set forth in
      Section 6.02(a) or 6.02(b), (ii) the Board of Directors of the Company shall have complied with Section 7.05(b) in connection with such takeover proposal and (iii) no termination pursuant to this Section 7.01(e) shall be effective unless the Company shall simultaneously make the payment required by Section 7.02(a);

            (f) by the Company, as contemplated by Section 5.16;

            (g) by the Company within 30 days of (i) Parent entering into any agreement providing for any merger or consolidation of Parent with or into any other person in which the shares of capital stock of Parent are to be exchanged for or converted into the right to receive anything other than Parent Common Stock, (ii) any person becoming an Acquiring Person (as defined in the Rights Agreement, as in effect on the date of this Agreement), other than with the prior approval of the Board of Directors of Parent, or (iii) any person becoming an Acquiring Person (as defined in the Rights Agreement, as in effect on the date of this Agreement, but determined, for purposes of this clause (iii), as if the reference therein to "15%" were to "30%"), in the case of clauses (ii) and (iii) above, (x) including any person excluded from the definition of "Acquiring Person" in the Rights Agreement by virtue of the acquisition of shares pursuant to a Qualifying Offer (as defined in the Rights Agreement, as in effect on the date of this Agreement) and (y) regardless of whether the Rights Agreement is then in effect (and excluding, in all cases, any amendment of this Agreement as contemplated by Section 1.01); or

            (h) by Parent to the extent required by Section 2.3 of the LMC Agreement.

            SECTION 7.02. Effect of Termination. (a) In the event that any person shall make a takeover proposal and thereafter (i) this Agreement is terminated pursuant to Section 7.01(b)(i), pursuant to Section 7.01(b)(iii) (if at the time of termination (x) the Company is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition set forth in Section 6.02(a) or 6.02(b) and (y) such breach cannot be or has not been cured within 30 days after the Company becomes aware of such breach or such shorter period as may elapse between the date the Company becomes aware of such breach and the time of termination), by the Company pursuant to Section 7.01(b)(iv) (if at the time of termination (x) the Company is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition set forth in Section 6.02(a) or 6.02(b) and (y) such breach cannot be or has not been cured within 30 days after the Company becomes aware of such breach), by Parent pursuant to Section 7.01(b)(v), pursuant to Section 7.01(b)(vi) (if at the time of termination (x) the Company is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition set forth in Section 6.02(a) or 6.02(b) and (y) such breach cannot be or has not been cured within 30 days after the Company becomes aware of such breach), by the Company pursuant to Section 7.01(c) or pursuant to Section 7.01(e), and (ii) a definitive agreement with respect to a takeover proposal is executed, or a takeover proposal is consummated, at or within eighteen months after such termination, then the Company shall pay to Parent a fee of $175,000,000 (reduced by any amount actually paid by the Company pursuant to Section 7.02(b) in connection with such termination), which amount shall be payable by wire transfer of same day funds on the date such agreement is executed, or such takeover proposal is consummated, as applicable. The Company acknowledges that the agreements contained in this Section 7.02(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.02(a), and, in order to obtain such payment, commences a suit which results in a judgment against the Company for the fee set forth in this Section 7.02(a), the Company shall also pay to Parent its costs and expenses

(including reasonable attorneys' fees) in connection with such suit.

            (b) In the event of termination of this Agreement by either Parent or the Company pursuant to Section 7.01(b)(i) or by Parent pursuant to Section 7.01(b)(v), then the Company shall reimburse Parent for all its reasonable out-of-pocket expenses actually incurred in connection with this Agreement and the transactions contemplated hereby, up to a maximum amount of $15,000,000, which amount shall be payable by wire transfer of same day funds within three business days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation, therefor.

            (c) In the event of termination of this Agreement by either Parent or the Company pursuant to Section 7.01(b)(ii) or by the Company pursuant to
Section 7.01(b)(v), then Parent shall reimburse the Company for all its reasonable out-of-pocket expenses actually incurred in connection with this Agreement and the transactions contemplated hereby, up to a maximum amount of $15,000,000, which amount shall be payable by wire transfer of same day funds within three business days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation, therefor.

            (d) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Sections 3.01(l) and 3.02(j), the second sentence of Section 5.04, Section 5.10, this Section
7.02 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

            SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Shareholder Approvals; provided, however, that after the Shareholder Approvals, there shall be made no amendment that pursuant to the Georgia BCC requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. (a) A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require, in the case of Parent, Sub or the Company, action by its Board of Directors or, in the case of an extension or waiver pursuant to Section 7.04, the duly authorized designee of its Board of Directors.

            (b) The Company shall provide to Parent written notice prior to any termination of this Agreement pursuant to Section 7.01(e) advising Parent
(i) that the Board of Directors of the Company in the exercise of its good faith judgment as to its fiduciary duties to the shareholders of the Company under applicable law, after receipt of written advice of outside legal counsel, has determined (on the basis of such takeover proposal and the terms of this Agreement, as then in effect) that such termination is required in connection with a takeover proposal that is more favorable to the shareholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such takeover proposal and this Agreement, including all conditions) and (ii) as to the material terms of any such takeover proposal.
At any time after two business days following receipt of such notice, the Company may terminate this Agreement as provided in Section 7.01(e) only if the Board of Directors of the Company determines that such proposal is more favorable to the shareholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such takeover proposal and this Agreement, including all conditions, and which determination shall be made in light of any revised proposal made by Parent prior to the expiration of such two business day period) and concurrently enters into a definitive agreement providing for the implementation of the transactions contemplated by such takeover proposal.



                                  ARTICLE VIII

                               General Provisions

            SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

            SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Parent or Sub, to
                  Time Warner Inc.
                  75 Rockefeller Plaza
                  New York, NY 10019
                  Attention:  General Counsel

                  with a copy to:
                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY 10019
                  Attention:  Peter S. Wilson, Esq.

            (b) if to the Company, to

                  Turner Broadcasting System, Inc.
                  One CNN Center
                  Atlanta, GA 30303

                  Attention:  General Counsel

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  300 South Grand Avenue
                  Suite 3400
                  Los Angeles, CA 90071

                  Attention:  Thomas C. Janson, Jr., Esq.

            SECTION 8.03.  Definitions.  For purposes of this Agreement:

            (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

            (b) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

            (c) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

            SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section or Exhibit such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this

Agreement, they shall be deemed to be followed by the words "without limitation".

            SECTION 8.05. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries.
This Agreement (including the documents referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.08 and
Section 5.09, are not intended to confer upon any person other than the parties any rights or remedies.

            SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that the provisions of the Georgia BCC shall be mandatorily applicable to the Merger or this Agreement).

            SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned Parent Subsidiary, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.
In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not initiate any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. The Company hereby appoints the Prentice-Hall Corporation System, Inc., 32 Lockerman Square, Suite L-100, Dover, Delaware 19901, as its agent for service of process in Delaware.

            SECTION 8.10. Waivers. Except as provided in this Agreement or any waiver pursuant to Section 7.04, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.


            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                   TIME WARNER INC.,

                                     by
                                       /s/ Gerald M. Levin
                                       ------------------------
                                       Name: Gerald M. Levin
                                       Title: Chairman and CEO

                                   TIME WARNER ACQUISITION CORP.,

                                     by
                                       /s/ Peter R. Haje
                                       ------------------------
                                       Name: Peter R. Haje
                                       Title: President

                                   TURNER BROADCASTING SYSTEM, INC.,

                                     by
                                       /s/ R. E. Turner
                                       ------------------------
                                       Name: R. E. Turner, III
                                       Title: Chairman, President
                                              and CEO

                                                                       EXHIBIT A




                            FORM OF AFFILIATE LETTER



Time Warner Inc.
75 Rockefeller Plaza
New York, New York  10019

Ladies and Gentlemen:

                 I have been advised that as of the date of this letter agreement I may be deemed to be an "affiliate" of Turner Broadcasting System, Inc., a Georgia corporation (the "Company"), as such term is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of September __, 1995 (as amended from time to time, the "Merger Agreement"), by and among Time Warner, Inc., a Delaware corporation ("Parent"), the Company and Time Warner Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), the Company will be merged with and into Sub (the "Merger").

                 Pursuant to the Merger each share of Class A Common Stock, par value $.0625 per share, of the Company owned by the undersigned, and each share of Class B Common Stock, par value $.0625 per share, of the Company owned by the undersigned will be converted into the right to receive 0.75 of a share of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock"), and each share of Class C Convertible Preferred Stock, par value $.125 per share, of the Company owned by the undersigned will be converted into the right to receive 4.80 shares of Parent Common Stock.

                 I represent, warrant and covenant to Parent that, with respect to all Parent Common Stock received as a result of the Merger:

                 1. I shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

                 2. I have carefully read this letter and the Merger Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock with my counsel or counsel for the Company.

                 3. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of Parent Common Stock has not been registered under the Act, I may not offer to sell, sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such offer, sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                 4. I understand that, except as provided in the Registration Rights Agreement to be entered into by Parent and the undersigned as contemplated by the Merger Agreement, Parent is under no obligation to register under the Act the sale, transfer or other disposition of Parent Common Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

                 5. I understand that Parent will give stop transfer instructions to Parent's transfer agents with respect to Parent Common Stock, that the Parent Common Stock issued to me will all be in certificated form and that the certificates therefor, or any substitutions therefor, will bear a legend substantially to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DIS-

         POSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED SEPTEMBER __, 1995, BETWEEN THE REGISTERED HOLDER HEREOF AND TIME WARNER, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF TIME WARNER."

                 6. I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                 It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                 Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter.


                                             Sincerely,



                                             ----------------------------------
                                             Name:



Accepted this     day of
              ---
September, 1995:



Time Warner Inc.



By:
    ------------------------------
    Name:
    Title:

                                                                       EXHIBIT B


                      REGISTRATION RIGHTS AGREEMENT, dated as of             ,
                among TIME WARNER INC., a Delaware corporation (the "Company"), and the Holders (as defined below).


            WHEREAS, in connection with the Agreement and Plan of Merger, dated as of September 22, 1995 (the "Merger Agreement"), among the Company, Time Warner Acquisition Corp., a Delaware corporation, and Turner Broadcasting System, Inc., a Georgia corporation, each initial Holder will receive shares of Common Stock (as defined below); and

            WHEREAS, in order to induce the initial Holders to execute and deliver to the Company the letters contemplated by Section 5.11 of the Merger Agreement, the Company has agreed to provide each Holder with the registration rights set forth in this Agreement.


            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

            SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Advice" shall have the meaning set forth in Section 5 hereof.

            "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

            "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

            "Common Stock" means the Common Stock, par value $1.00 per share, of the Company issued pursuant to the Merger Agreement or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

            "Company" shall have the meaning set forth in the introductory clauses hereof.

            "Delay Period" shall have the meaning set forth in Section 2(d) hereof.

            "Demand Notice" shall have the meaning set forth in Section 2(a) hereof.

            "Demand Registration" shall have the meaning set forth in Section 2(b) hereof.

            "Effectiveness Period" shall have the meaning set forth in Section 2(d) hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Hold Back Period" shall have the meaning set forth in Section 4 hereof.

            "Holder" means a person who owns Registrable Shares and is either
(i) named on the signature pages hereof
as a Holder, or (ii) a person who has agreed to be bound by the terms of this Agreement as if such person were a Holder and is (A) a person to whom a Holder has transferred Registrable Shares pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption), (B) upon the death of any Holder, the executor of the estate of such Holder or any of such Holder's heirs, devisees, legatees or assigns or (iv) upon the disability of any Holder, any guardian or conservator of such Holder.

            "Interruption Period" shall have the meaning set forth in Section 5 hereof.

            "Merger Agreement" shall have the meaning set forth in the introductory clauses hereof.

            "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Piggyback Registration" shall have the meaning set forth in
Section 3 hereof.

            "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

            "Registrable Shares" means shares of Common Stock unless (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, (ii) such securities can be freely sold and transferred without restriction under Rule 145 or any other restrictions under the Securities Act or (iii) such securities have been transferred pursuant to Rule 144 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause
(iii), such securities may be freely transferred without restriction under the Securities Act.

            "Registration" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration or a Piggyback Registration.

            "Registration Period" shall have the meaning set forth in Section 2(a) hereof.

            "Registration Statement" means any registration statement under the Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Shelf Registration" shall have the meaning set forth in Section 2(b) hereof.

            "underwritten registration or underwritten offering" means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

            SECTION 2. Demand Registration. (a) The Holders shall have the right, during the period (the "Registration Period") commencing on the date of this Agreement and ending on the third anniversary of the date of this Agreement, by written notice (the "Demand Notice") given to the Company, to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Shares designated by such Holders; provided, however, that the aggregate number of Registrable Shares requested to be registered pursuant to any Demand Notice and pursuant to any related Demand Notices received pursuant to the following sentence shall be at least 5,000,000. Upon receipt of any such Demand Notice, the Company shall promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Shares held by them in the proposed registration by submitting their own Demand Notice. In connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares to be included in such offering that the total number of Registrable Shares to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares to be sold), then the amount of Registrable Shares to be offered for the account of such Holders shall be reduced pro rata on the basis of the number of Registrable Shares to be registered by each such Holder. The Holders as a group shall be entitled to three Demand Registrations pursuant to this Section 2 unless any Demand Registration does not become effective or is not maintained for a period (whether or not continuous) of at least 120 days (or such shorter period as shall terminate when all the Registrable Shares covered by such Demand Registration have been sold pursuant thereto), in which case the Holders will be entitled to an additional Demand Registration pursuant hereto.

            (b) The Company, within 45 days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 2(a) hereof, shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Shares specified by the Holders in such Demand Notice, which may include a "shelf" registration (a "Shelf Registration") pursuant to Rule 415 under the Securities Act (a "Demand Registration").

            (c) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Shares covered thereby
(i) in the case of a Registration that is not a Shelf Registration, for a period of 120 days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of 180 days from the date on which the SEC declares such Registration Statement effective, in either case (x) until all the Registrable

Shares covered by such Registration Statement have been sold pursuant to such Registration Statement), and (y) as such period may be extended pursuant to this Section 2.

            (d) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time, but not in excess of 90 days (a "Delay Period"), if any executive officer of the Company determines that in such executive officer's reasonable judgment and good faith the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 180 days minus (y) the number of days occurring during all Hold Back Periods and Interruption Periods during such consecutive 12 months and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period, Hold Back Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Shares that were to be registered to the Company within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Shares are entitled pursuant to this Section 2). The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period". The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.

            (e) Except to the extent required by agreements with other security holders of the Company entered into prior to the date of the Merger Agreement, the Company shall not include any securities that are not Registrable Shares in any Registration Statement filed pursuant to this Section 2 without the prior written consent of the Holders of a majority in number of the Registrable Shares covered by such Registration Statement.

            (f) Holders of a majority in number of the Registrable Shares to be included in a Registration Statement pursuant to this Section 2 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. The Holders of Registrable Shares who revoke such request shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on the Company's failure to comply in any material respect with its obligations hereunder, such reimbursement shall not be required.

            SECTION 3. Piggyback Registration. (a) Right to Piggyback. If at any time during the Registration Period the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a registration statement (i) on Form S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates) or for the account of any holder of securities of the same type as the Registrable Shares (to the extent that the Company has the right to include Registrable Shares in any registration statement to be filed by the Company on behalf of such holder), then the Company shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration"). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, however, that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration, the withdrawing Holders shall reimburse the Company for the portion of the registration expenses payable with respect to the Registrable Shares so withdrawn.

            (b) Priority on Piggyback Registrations. The Company shall permit the Holders to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of common stock equivalents requested to be registered by each such Holder or holder participating in such offering.

            (c) Right To Abandon. Nothing in this Section 3 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3(a) hereof or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

            SECTION 4. Holdback Agreement. If (i) during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to the Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior notice, the Company (in the case of a nonunderwritten public offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of such Registrable Shares would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Shares would materially adversely impact such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares during the ten days prior to the effective date of such registration statement and until the earliest of (A) the abandonment of such offering, (B) 90 days from the effective date of such registration statement and (C) if such offering is an underwritten offering, the termination in whole or in part of any "hold back" period obtained by the underwriter or underwriters in such offering from the Company in connection therewith (each such period, a "Hold Back Period").

            SECTION 5. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2 and 3 hereof (and subject to Sections 2 and 3 hereof), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 2 and 3 hereof):

            (a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof, subject to Section 2(b) hereof, and, subject to the Company's right to terminate or abandon a registration pursuant to Section 3(c) hereof, use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

            (b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange
      Act), the Company shall furnish to the Holders of Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

            (c) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading:

            (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

            (e) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

            (f) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

            (g) upon the occurrence of any event contemplated by paragraph 5(c)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (h) use commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

            (i) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company;

            (j) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus) or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause (ii), each Holder of Registrable Shares agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

            (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

            The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Shares from such Registration Statement.

            Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g) hereof, or until such Holder is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

            Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

            SECTION 6. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any),
(iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement,
(vii) fees and disbursements of one counsel, other than the Company's counsel, selected by Holders of a majority of the Registrable Shares being registered, to represent all such Holders, (viii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (ix) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, other than one counsel for all such Holders, and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such

Holder and the Company will have no obligation to pay any such amounts.

            SECTION 7. Underwriting Requirements. (a) Subject to Section 7(b) hereof, any Holder shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering.

            (b) In the case of any underwritten offering pursuant to a Demand Registration, the Holders of a majority of the Registrable Shares to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as the Company and such institution or institutions shall determine.

            SECTION 8.  Indemnification.   (a) Indemnification by the Company.
The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein;

provided, however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Shares.

            (b) Indemnification by Holder of Registrable Shares. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement or Prospectus.

            (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses; (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

            (d)  Contribution.  If the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 8(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Shares sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            SECTION 9. Miscellaneous. (a) Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than Section 8 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

            (b) Notices. All notices or communications hereunder shall be in writing (including telecopy or similar writing), addressed as follows:

            To the Company:

            Time Warner Inc.
            75 Rockefeller Plaza
            New York, NY 10019
            Telecopier:  (212) 765-0899

            Attention:  General Counsel

            With a copy to:

            Cravath, Swaine & Moore
            Worldwide Plaza
            825 Eighth Avenue
            New York, New York 10019
            Telecopier:  (212) 474-3700

            Attention:  Peter S. Wilson, Esq.

            To the Holders:

            R.E. Turner, III
            c/o Turner Broadcasting System, Inc.
            One CNN Center
            Box 105366
            Atlanta, GA 30348-5366
            Telecopier:  (404) 827-3000

            For Courier delivery
            100 International Boulevard
            Atlanta, GA 3030

            Attention:  General Counsel

            With a copy to:

            Skadden, Arps, Slate, Meagher & Flom
            300 South Grand Avenue, Suite 3400
            Los Angeles, California 90071
            Telecopier:  (213) 687-5600

            Attention:  Thomas C. Janson, Jr., Esq.

            Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, (ii) upon transmission, if sent by confirmed telecopier, (iii) one business day after being deposited with a next-day courier, postage prepaid, or (iv) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address or to such other telecopier number as such party may designate in writing from time to time).

            (c) Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

            (d) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns.

            (e) Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

            (f) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Shares then outstanding.

            (g) Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties, except to the extent that such party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

            (h) Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

            (i) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (j) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

            (k) Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of New York.

            (l) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                  TIME WARNER INC.,

                                  by
                                      --------------------------------------
                                        Name:
                                        Title:



                                  ------------------------------------------
                                  R.E. Turner, III


                                  TURNER OUTDOOR, INC.,

                                  by
                                      --------------------------------------
                                        Name:
                                        Title:


                                  TURNER FOUNDATION, INC.,

                                  by
                                      --------------------------------------
                                        Name:
                                        Title:


                                  ROBERT E. TURNER CHARITABLE
                                  REMAINDER UNITRUST NO. 2,

                                  by
                                      --------------------------------------
                                        Name:
                                        Title:

                                                                     EXHIBIT C-1



                                  INVESTORS' AGREEMENT (NO. 1) dated as of
                                      , among TIME WARNER INC., a Delaware
                          corporation ("Parent"), and the other parties signatory hereto (each an "Investor").


                 This Agreement is entered into pursuant to Section 6.02(f) of the Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") dated as of September 22, 1995, among Parent, Time Warner Acquisition Corp. ("Sub"), a Delaware corporation and a wholly owned subsidiary of Parent, and Turner Broadcasting System, Inc. (the "Company"), a Georgia corporation. In the Merger (as defined in the Merger Agreement), subject to certain exceptions, (a) each share of Class A Common Stock, par value $.0625 per share, of the Company and each share of Class B Common Stock, par value $.0625 per share, of the Company will be converted into the right to receive
0.75 shares of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock") and (b) each share of Class C Convertible Preferred Stock, par value $.125 per share, of the Company will be converted into the right to receive 4.80 shares of Parent Common Stock. As a condition to the obligations of Parent and Sub to effect the Merger, Parent and Sub have required that each initial Investor enter into this Agreement.

                 Accordingly, it is hereby agreed as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

                 "Affiliate" and "Associate", when used with reference to any person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement. Neither Parent nor any of its subsidiaries or controlled Affiliates, on the one hand, nor the Principal Investor, on the other hand, shall be an "Affiliate" or an "Associate" of the other. The

Turner Foundation, Inc. and the Robert E. Turner Charitable Foundation Unitrust No. 2 shall be deemed not to be Affiliates or Associates of any Investor.

                 A person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "beneficial ownership" of:

                 (i) any securities that such person or any of such person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                 (ii) any securities (the "underlying securities") that such person or any of such person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

                 "Board" shall mean the board of directors of Parent.

                 "Charitable Transferee" shall mean any charitable organization described in Section 501(c)(3) of the Code.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

                 "Investor" shall mean each person that executes this Agreement in such capacity and each successor, assign and other person that pursuant to the terms hereof is required to become a party hereto as an Investor.

                 "Investors' Agreement (No. 2)" shall mean an Investors' Agreement (No. 2), substantially in the form of Exhibit C-2 to the Merger Agreement.

                 "permitted transferee" of any natural person shall mean (i) in the case of the death of such person, such person's executors, administrators, testamentary trustees, heirs, devisees and legatees and (ii) such person's current or future spouse, parents, siblings or descendants or such parents', siblings' or descendants' spouses (the "Family Members").

                 "person" shall have the meaning given such term in the Merger Agreement.

                 "Principal Investor" shall mean R.E. Turner, III.

                 "Qualified Stockholder" shall mean any Charitable Transferee or Qualified Trust from time to time bound as an "Investor" under an Investors' Agreement (No. 2).

                 "Qualified Trust" shall mean any trust described in Section 664 of the Code of which the Principal Investor and members of his family are income beneficiaries.

                 "Voting Power", when used with reference to any class or series of securities of Parent, or any classes or series of securities of Parent entitled to vote together as a single class or series, shall mean the power of such class or series (or such classes or series) to vote for the election of directors. For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by any person, any securities not outstanding which are subject to conversion rights, exchange rights, rights, warrants, options or similar securities held by such person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class or series (or classes or series) beneficially owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series (or classes or series) beneficially owned by any other person.

                 "Voting Securities", when used with reference to any person, shall mean any securities of such person having Voting Power or any securities convertible into or exchangeable for any securities having Voting Power.

                                   ARTICLE II

                             Securities Act; Legend

                 SECTION 2.01. Transfers of Parent Common Stock. None of the Investors may offer for sale or sell any shares of Parent Common Stock acquired pursuant to the Merger Agreement, or any interest therein, except (a) pursuant to a registration of such shares under the Securities Act and applicable state securities laws or (b) in a transaction as to which such Investor has delivered an opinion of counsel or other evidence reasonably satisfactory to Parent, to the effect that such transaction is exempt from, or not subject to, the registration requirements of, the Securities Act and applicable state securities laws.

                 SECTION 2.02. Legends on Certificates. Each Investor shall hold in certificate form all shares of Parent Common Stock owned by such Investor. Each certificate for shares of Parent Common Stock issued to or beneficially owned by a person that is subject to the provisions of this Agreement shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN
         INVESTORS' AGREEMENT (NO. 1) DATED AS OF                       (THE
         "INVESTORS' AGREEMENT"), AMONG THE CORPORATION, THE ORIGINAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND CERTAIN OTHER STOCKHOLDERS OF THE CORPORATION. A COPY OF THE INVESTORS' AGREEMENT MAY BE OBTAINED FROM THE CORPORATION FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE INVESTORS' AGREEMENT.


                                  ARTICLE III

                            Covenants of the Parties

                 SECTION 3.01. Standstill. None of the Investors may (and each Investor shall cause its Affiliates and Associates that it controls, and use reasonable efforts to cause its other Affiliates and Associates, not to), without the prior written consent of the Board:

                 (a) publicly propose that any Investor or Qualified Stockholder or any Affiliate or Associate of any

Investor or Qualified Stockholder enter into, directly or indirectly, any merger or other business combination involving Parent or propose to purchase, directly or indirectly, a material portion of the assets of Parent or any Material Parent Subsidiary, or make any such proposal privately if it would reasonably be expected to require Parent to make a public announcement regarding such proposal;

                 (b) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent with respect to any Voting Securities of Parent or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Parent;

                 (c) form, join or participate in or encourage the formation of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of Parent, other than a group consisting solely of Investors and Qualified Stockholders;

                 (d) deposit any Voting Securities of Parent into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Investors and Qualified Stockholders and (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement;

                 (e) initiate, propose or otherwise solicit stockholders of Parent for the approval of one or more stockholder proposals with respect to Parent as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other person to initiate any stockholder proposal with respect to Parent;

                 (f) except in accordance with Section 3.04, seek election to or seek to place a representative on the Board or seek the removal of any member of the Board;

                 (g) call or seek to have called any meeting of the stockholders of Parent;

                 (h) (A) solicit, seek to effect, negotiate with or provide non-public information to any other person with respect to, (B) make any statement or proposal, whether written or oral, to the Board or any director or officer of Parent with respect to, or (C) otherwise make any public announcement or proposal whatsoever with respect to any form of business combination transaction (with any person) involving a change of control of Parent or the acquisition of a substantial portion of the equity securities or assets of Parent or any Material Parent Subsidiary, including a merger, consolidation, tender offer, exchange offer or liquidation of Parent's assets, or any restructuring, recapitalization or similar transaction with respect to Parent or any Material Parent Subsidiary; provided, however, that the foregoing shall not (x) apply to any discussion between or among the Investors and the Qualified Stockholders or any of their respective officers, employees, agents or representatives or (y) in the case of clause (B) above, be interpreted to limit the ability of any Investor or Qualified Stockholder, or any designee of any Investor or Qualified Stockholder, on the Board to make any such statement or proposal or to discuss any such proposal with any officer or director of or advisor to Parent or advisor to the Board unless, in either case, it would reasonably be expected to require Parent to make a public announcement regarding such discussion, statement or proposal;

                 (i) otherwise act, alone or in concert with others, to seek to control or influence the management or policies of Parent (except for (A) voting as a holder of Voting Securities in accordance with the terms of such Voting Securities and (B) actions taken as a director or officer of Parent);

                 (j) publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or make any such disclosure privately if it would reasonably be expected to require Parent to make a public announcement regarding such intention, plan or arrangement; or

                 (k) advise, assist (including by knowingly providing or arranging financing for that purpose) or knowingly encourage any other person in connection with any of the foregoing.

                 SECTION 3.02. Transfer Restrictions. None of the Investors may, without the prior written consent of Parent, sell, transfer, pledge, encumber or otherwise dispose of, or agree to sell, transfer, pledge, encumber or otherwise dispose of, any Voting Securities of Parent, or any rights or options to acquire such Voting Securities, except in a transaction complying with any of the following clauses:

                 (a) to the underwriters in connection with an underwritten public offering of shares of such securities on a firm commitment basis registered under the Securities Act, pursuant to which the sale of such securities is in a manner that is intended to effect a broad distribution;

                 (b) to any wholly owned subsidiary of such Investor; provided, however, that such transferee becomes a party to this Agreement as an Investor;

                 (c) to any person in a transaction that complies with the volume and manner of sale provisions contained in Rules 144(e) and Rule 144(f) as in effect on the date hereof under the Securities Act (whether or not Rule 144 is in effect on the date of such transaction); provided, however, that dispositions pursuant to this clause (c) may not be made during any period that a person has made and not withdrawn or terminated a tender or exchange offer for Voting Securities of Parent or announced its intention to make such an offer;

                 (d) to any person (including any pledgee of shares of Voting Securities), other than a person that such Investor, or any of its Affiliates or Associates, knows or, after commercially reasonable inquiry should have known, beneficially owns or, after giving effect to such sale, will beneficially own more than 5% of the aggregate Voting Power of the Voting Securities of Parent;

                 (e) in the case of a natural person, to any permitted transferee of such person; provided, however, that such transferee becomes a party to this Agreement as an Investor;

                 (f) in a bona fide pledge of shares of Voting Securities of Parent to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations; provided, however, that (i) such financial institution agrees to be bound by this Section 3.02 and (ii) the borrowings so secured are full recourse obligations of the pledgor and are entered into substantially simultaneously with such pledge;

                 (g) upon five Business Days' prior notice to Parent, pursuant to the terms of any tender or exchange offer for Voting Securities of Parent made pursuant to the applicable provisions of the Exchange Act or pursuant to any merger or consolidation of Parent (but in the case of any tender or exchange offer, only so long as each Investor and Qualified Stockholder is at the time in substantial compliance with the provisions of Sections 3.01 and 3.05(c), whether or not bound by such provisions, and such tender or exchange offer is not materially related to any past noncompliance with such provisions by any Investor or Qualified Stockholder (whether or not bound by such provisions);

                 (h) a gift to a Charitable Transferee or Qualified Trust; provided, however, that (i) at the time of such gift, the Principal Investor and his Family Members constitute a sufficient number of the directors or trustees, as appropriate, of such Charitable Transferee or Qualified Trust to permit approval of matters by such Charitable Transferee or Qualified Trust without the approval of any other director or trustee of such Charitable Transferee or Qualified Trust and (ii) such Charitable Transferee or Qualified Trust is or simultaneously becomes a Qualified Stockholder (and Parent agrees upon request to enter into an Investors' Agreement (No. 2) with such Charitable Transferee or Qualified Trust);

                 (i) to TCI Turner Preferred, Inc. ("TCITP") or its designee in accordance with the Stockholders' Agreement dated as of the same date as this Agreement among TCITP, Parent and certain stockholders of Parent; or

                 (j) to Parent.

                 SECTION 3.03. Additional Agreements. None of the Investors may (and each Investor shall cause its Affiliates and Associates that it controls, and use reasonable efforts to cause its other Affiliates and Associates, not to) (a) publicly request Parent or any of its agents, directly or indirectly, to amend or waive any provision of this Agreement or (b) knowingly take any action that would reasonably be expected to require Parent to make a public announcement regarding the possibility of a transaction with such Investor.

                 SECTION 3.04. Board Representation. (a) Upon execution of this Agreement, Parent shall use reasonable efforts to cause to be elected to the Board two persons designated by the Principal Investor who are Eligible Persons. "Eligible Person" means (i) the Principal Investor and (ii) any other individual (A) who is reasonably acceptable to the Board, (B) whose election to the Board would not, in the opinion of counsel for Parent, violate or be in conflict with, or result in any material limitation on the ownership or operation of any business or assets of Parent or any of its subsidiaries under, any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity and (C) who has agreed in writing with Parent to comply with Section 3.01 and to resign as a director of Parent if requested to do so pursuant to this Section 3.04. With respect to each meeting of stockholders of Parent at which any designee of the Principal Investor on the Board comes up for reelection, Parent shall use reasonable efforts to cause such designee (or another Eligible Person designated by the Principal Investor) to be included in the list of candidates recommended by the Board for election to the Board. Upon the death, resignation or removal of any designee of the Principal Investor on the Board, Parent shall use reasonable efforts to have the vacancy thereby created filled with an Eligible Person designated by the Principal Investor.

                 (b) Upon the Investors and (subject to Section 3.06) the Qualified Stockholders, taken together, ceasing to own of record and beneficially at least 50% of the Voting Securities of Parent owned by the Investors and the Qualified Stockholders, taken together, immediately following the Merger (appropriately adjusted for stock dividends, stock splits, reverse stock splits and similar transactions), the number of persons that the Principal Investor shall be entitled to designate for election to the Board shall be reduced to one. If at such time there are two designees of the Principal Investor on the Board, the Principal Investor shall specify which of such designees shall continue to be entitled to the benefits of Section 3.04(a), and the other designee shall thereafter cease to constitute a designee of the Principal Investor for the purposes of Section 3.04(a) (and, if requested by Parent, such other designee shall resign from the Board).

                 (c) Upon (i) (A) the Investors and (subject to Section 3.06) the Qualified Stockholders, taken together, ceasing to own of record and beneficially at least one-third of the Voting Securities of Parent owned by the Investors and the Qualified Stockholders, taken together, immediately following the Merger (appropriately adjusted for stock dividends, stock splits, reverse stock splits and similar transactions) and (B) the Principal Investor ceasing to be an employee of Parent or any Parent Subsidiary, (ii) the death or incapacity of the Principal Investor, (iii) the wilful violation in any material respect of this Article by any Investor or (iv) five business days' prior written notice of termination from the Principal Investor, the number of persons that the Principal Investor shall be entitled to designate for election to the Board shall be reduced to zero. At such time, if requested by Parent, each designee of the Principal Investor shall resign from the Board.

                 (d) The right of the Principal Investor to membership on the Board, as set forth in his employment agreement with Parent to be entered into at the Effective Time of the Merger, is not in addition to his rights under this Section 3.04.

                 (e) For the purposes of the calculations required by the first sentence of Section 3.04(b) and by Section 3.04(c)(i)(A), any Exempt Stock (as defined below) shall be excluded from the calculation of each of (i) the Voting Securities of Parent owned of record and beneficially by the Qualified Stockholders on the date of such calculation and (ii) the Voting Securities of Parent owned by the Qualified Stockholders immediately following the Merger. "Exempt Stock" shall mean (A) any Parent Common Stock acquired by any Qualified Stockholder pursuant to the Merger in exchange for Company Capital Stock owned by such Qualified Stockholder on the date of the Merger Agreement and (B) any Parent Common Stock acquired after the Effective Time of the Merger by any Qualified Stockholder other than pursuant to Section 3.02(h).

                 SECTION 3.05. Additional Covenants. (a) None of the Investors shall permit any other Investor that is at any time after the date hereof a wholly owned subsidiary of such Investor to cease to be a wholly owned subsidiary of such Investor for so long as such other Investor owns any Voting Securities of Parent.

                 (b) None of the Investors shall permit any of its subsidiaries, other than any such subsidiaries that are Investors, to hold, directly or indirectly, any shares of Voting Securities of Parent.

                 (c) Each Investor shall use reasonable efforts to cause each of its officers, employees, agents and representatives not to take any action that would be prohibited under Section 3.01 if taken by such Investor.

                 SECTION 3.06. Certain Special Provisions. If at any time the Principal Investor and his Family Members cease to constitute a sufficient number of the directors or trustees, as applicable, of any Qualified Stockholder to permit approval of matters by such Qualified Stockholder without the approval of any other director or trustee of such Qualified Stockholder, the Voting Securities of Parent held by such Qualified Stockholder shall thereafter be deemed not to be owned of record and beneficially by such Qualified Stockholder (or any Investor) for the purposes of Sections 3.04(b) and 3.04(c). The Principal Investor shall be liable to Parent under this Agreement for any actions taken by any Qualified Stockholder that would have been violations of Section 3.01, 3.03 or 3.05(c) had such Qualified Stockholder been bound by such Sections.

                                   ARTICLE IV

                                 Miscellaneous

                 SECTION 4.01. Termination. (a) The covenants and agreements of the Investors in Sections 3.01, 3.03 and 3.05(c) shall terminate, except with respect to liability for prior breaches thereof, upon the last to occur of
(i) the Principal Investor ceasing to be an employee of Parent or any Parent Subsidiary, (ii) the Principal Investor ceasing to be a member of the Board, and (iii) the Principal Investor ceasing pursuant to Section 3.04(c) to be entitled to designate any Eligible Persons for election to the Board.

                 (b)      The covenants and agreements of the Investors in
Section 3.02 shall terminate, except with respect to liability for prior breaches thereof, on the fifth anniversary of the Effective Time of the Merger.

                 (c) The covenants and agreements of Parent in Section 3.04 shall terminate, except with respect to liability for prior breaches thereof, upon the Principal Investor ceasing pursuant to Section 3.04(c) to be entitled to designate any Eligible Persons for election to the Board.

                 (d) Without limiting Sections 4.01(a) and 4.01(b), the covenants and agreements of the Investors in

Article III shall terminate, except with respect to liability for prior breaches thereof, if the Board does not (i) on the date of execution of this Agreement, elect to the Board the two Eligible Persons designated by the Principal Investor, (ii) recommend for election by the stockholders of Parent to the Board any Eligible Person designated by the Principal Investor in accordance with Section 3.04 or (iii) reasonably promptly after request from the Principal Investor, fill any vacancy created on the Board upon the death, resignation or removal of any designee of the Principal Investor on the Board with another Eligible Person designated by the Principal Investor, in each case if the effect of such failure is that the Principal Investor does not have the representation on the Board to which he is entitled under Section 3.04.

                 (e) The other covenants and agreements set forth in this Agreement shall terminate, except with respect to liability for prior breaches thereof, upon the later of (i) the termination of Section 3.01 pursuant to
Section 4.01(a) or 4.01(d) and (ii) the termination of Section 3.02 pursuant to
Section 4.01(b) or 4.01(d).

                 SECTION 4.02.  Entire Agreement; Assignment.  This Agreement
(i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) except as provided in Section 3.02, shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. Any person who agrees pursuant to Section 3.02 to become a party to this Agreement as an Investor shall thereupon become, and have all the rights and obligations of, an Investor hereunder. Any attempted assignment or transfer in violation of this Section 4.02 shall be void and of no effect. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, successors and assigns.

                 SECTION 4.03. Amendments; Waivers. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach thereof.

                 SECTION 4.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first Business Day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the Business Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Business Day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          If to any Investor, to:

                                  R.E. Turner, III
                                  c/o Turner Broadcasting System, Inc.
                                  One CNN Center
                                  Box 105366
                                  Atlanta, GA 30348-5366

                                  For Courier delivery:
                                  100 International Boulevard
                                  Atlanta, GA 30303
                                  Facsimile:  (404) 827-3000

                                  Attention: General Counsel



                          If to Parent, to:

                                  Time Warner Inc.
                                  75 Rockefeller Plaza
                                  New York, New York 10019
                                  Facsimile:  (212) 956-7281

                                  Attention:  General Counsel
              with a copy (which shall not constitute notice) to:

                                  Cravath, Swaine & Moore
                                  Worldwide Plaza
                                  825 Eighth Avenue
                                  New York, NY 10019
                                  Facsimile:  (212) 474-3700

                                  Attention:  Peter S. Wilson, Esq.

                 SECTION 4.05. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                 SECTION 4.06. Specific Performance. Each party recognizes and acknowledges that a breach by it of Article III would cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach any of the other parties shall be entitled to seek the remedy of specific performance of such Article III and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                 SECTION 4.07. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                 SECTION 4.08. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 SECTION 4.09. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

                 SECTION 4.10. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.


                 IN WITNESS WHEREOF, Parent and each Investor have caused this Agreement to be duly executed as of the day and year first above written.


                                        TIME WARNER INC.,

                                          by
                                             ________________________________
                                             Name:
                                             Title:


                                        ______________________________
                                        R.E. Turner, III


                                        TURNER OUTDOOR, INC.,

                                          by
                                             ________________________________
                                             Name:
                                             Title:

                                                                     EXHIBIT C-2

                              INVESTORS' AGREEMENT (NO. 2) dated as of
                                      , among TIME WARNER INC., a Delaware
                          corporation ("Parent"), and the other parties signatory hereto (each an "Investor").


                 This Agreement is entered into pursuant to Section 6.02(f) of the Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") dated as of September 22, 1995, among Parent, Time Warner Acquisition Corp. ("Sub"), a Delaware corporation and a wholly owned subsidiary of Parent, and Turner Broadcasting System, Inc. (the "Company"), a Georgia corporation. In the Merger (as defined in the Merger Agreement), subject to certain exceptions, (a) each share of Class A Common Stock, par value $.0625 per share, of the Company and each share of Class B Common Stock, par value $.0625 per share, of the Company will be converted into the right to receive
0.75 shares of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock") and (b) each share of Class C Convertible Preferred Stock, par value $.125 per share, of the Company will be converted into the right to receive 4.80 shares of Parent Common Stock.

                 Accordingly, it is hereby agreed as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

                 "Affiliate" and "Associate", when used with reference to any person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement.

                 A person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "beneficial ownership" of:

                 (i) any securities that such person or any of such person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                 (ii) any securities (the "underlying securities") that such person or any of such person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

                 "Covered Parent Common Stock" shall mean (i) any shares of Parent Common Stock transferred to an Investor pursuant to Section 3.02(h) of
the Investors' Agreement (No. 1) dated as of [          ] among Parent and
certain stockholders of Parent and (ii) any shares of Parent Common Stock acquired by any Investor pursuant to the Merger otherwise than in exchange for Company Common Stock owned by such Investor on the date of the Merger Agreement.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

                 "Investor" shall mean each person that executes this Agreement in such capacity.

                 "person" shall have the meaning given such term in the Merger Agreement.

                 "Voting Power", when used with reference to any class or series of securities of Parent, or any classes or series of securities of Parent entitled to vote together as a single class or series, shall mean the power of such class or series (or such classes or series) to vote for the election of directors. For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by any person, any securities not outstanding which are subject to conversion rights, exchange rights, rights, warrants, options or similar securities held by such person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class or series (or classes or series) beneficially owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series (or classes or series) beneficially owned by any other person.

                 "Voting Securities", when used with reference to any person, shall mean any securities of such person having Voting Power or any securities convertible into or exchangeable for any securities having Voting Power.


                                   ARTICLE II

                             Securities Act; Legend

                 SECTION 2.01. Transfers of Parent Common Stock. None of the Investors may offer for sale or sell any shares of Parent Common Stock acquired pursuant to the Merger Agreement, or any interest therein, except (a) pursuant to a registration of such shares under the Securities Act and applicable state securities laws or (b) in a transaction as to which such Investor has delivered an opinion of counsel or other evidence reasonably satisfactory to Parent, to the effect that such transaction is exempt from, or not subject to, the registration requirements of, the Securities Act and applicable state securities laws.

                 SECTION 2.02. Legends on Certificates. Each Investor shall hold in certificate form all shares of Covered Parent Common Stock owned by such Investor. Each certificate for shares of Covered Parent Common Stock issued to or beneficially owned by a person that is subject to the provisions of this Agreement shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN
         INVESTORS' AGREEMENT (NO. 2) DATED AS OF ,                        (THE
         "INVESTORS' AGREEMENT"), BETWEEN THE CORPORATION AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF THE INVESTORS' AGREEMENT MAY BE OBTAINED FROM THE CORPORATION FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF,

         THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE INVESTORS' AGREEMENT.


                                  ARTICLE III

                           Covenants of the Investors


                 SECTION 3.01. Transfer Restrictions. None of the Investors may, without the prior written consent of Parent, sell, transfer, pledge, encumber or otherwise dispose of, or agree to sell, transfer, pledge, encumber or otherwise dispose of, any Covered Parent Common Stock, or any rights or options to acquire Covered Parent Common Stock, except in a transaction complying with any of the following clauses:

                 (a) to the underwriters in connection with an underwritten public offering of shares of such securities on a firm commitment basis registered under the Securities Act, pursuant to which the sale of such securities is in a manner that is intended to effect a broad distribution;

                 (b) to any person in a transaction that complies with the volume and manner of sale provisions contained in Rules 144(e) and Rule 144(f) as in effect on the date hereof under the Securities Act (whether or not Rule 144 is in effect on the date of such transaction); provided, however, that dispositions pursuant to this clause (b) may not be made during any period that a person has made and not withdrawn or terminated a tender or exchange offer for Voting Securities of Parent or announced its intention to make such an offer;

                 (c) to any person (including any pledgee of Covered Parent Common Stock), other than a person that such Investor, or any of its Affiliates, Associates, directors or trustees, knows or, after commercially reasonable inquiry should have known, beneficially owns or, after giving effect to such sale, will beneficially own more than 5% of the aggregate Voting Power of the Voting Securities of Parent;

                 (d) in a bona fide pledge of shares of Covered Parent Common Stock to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations; provided, however, that (i) such financial institution agrees to be bound by this Section 3.01 and

(ii) the borrowings so secured are full recourse obligations of the pledgor and are entered into substantially simultaneously with such pledge;

                 (e) upon five Business Days' prior notice to Parent, pursuant to the terms of any tender or exchange offer for Covered Parent Common Stock made pursuant to the applicable provisions of the Exchange Act or pursuant to any merger or consolidation of Parent;

                 (f) to TCI Turner Preferred, Inc. ("TCITP") or its designee in accordance with the Stockholders' Agreement dated as of the date of this Agreement among TCITP, Parent and certain stockholders of Parent; or

                 (g) to Parent.


                                   ARTICLE IV

                                 Miscellaneous

                 SECTION 4.01.  Termination.  The covenants and agreements of the Investors in Section 3.01 shall terminate, except with respect to liability for prior breaches thereof, on the earlier of (a) the fifth anniversary of the Effective Time of the Merger and (b) the date on which the covenants and agreements contained in Section 3.02 of the Investors' Agreement (No. 1) dated
as of [          ], among Parent and certain of its other stockholders, have been terminated.

                 SECTION 4.02.  Entire Agreement; Assignment.  This Agreement
(i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. Any attempted assignment or transfer in violation of this Section 4.02 shall be void and of no effect. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 SECTION 4.03. Amendments; Waivers. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach thereof.

                 SECTION 4.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first Business Day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the Business Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Business Day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 If to any Investor, to:

                          R.E. Turner, III
                          c/o Turner Broadcasting System, Inc.
                          One CNN Center
                          Box 105366

                          For courier delivery:
                          100 International Boulevard
                          Atlanta, GA 30303
                          Facsimile:  (404) 827-3000

                          Attention:  General Counsel

                 If to Parent, to:

                          Time Warner Inc.
                          75 Rockefeller Plaza
                          New York, New York 10019
                          Facsimile:  (212) 956-7281

                          Attention:  General Counsel
                 with a copy (which shall not constitute notice) to:

                          Cravath, Swaine & Moore
                          Worldwide Plaza
                          825 Eighth Avenue
                          New York, NY 10019
                          Facsimile:  (212) 474-3700

                          Attention:  Peter S. Wilson, Esq.

                 SECTION 4.05. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                 SECTION 4.06. Specific Performance. Each party recognizes and acknowledges that a breach by it of Article III would cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach any of the other parties shall be entitled to seek the remedy of specific performance of such Article III and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                 SECTION 4.07. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                 SECTION 4.08. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 SECTION 4.09. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

                 SECTION 4.10. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.


                 IN WITNESS WHEREOF, Parent and each Investor have caused this Agreement to be duly executed as of the day and year first above written.


                                        TIME WARNER INC.,

                                          by
                                            __________________________________
                                            Name:
                                            Title:


                                        INITIAL INVESTORS:

                                        TURNER FOUNDATION, INC.

                                          by
                                            __________________________________
                                            Name:
                                            Title:


                                        ROBERT E. TURNER CHARITABLE
                                        FOUNDATION UNITRUST NO. 2,

                                          by
                                            __________________________________
                                            Name:
                                            Title:

                                                                    Exhibit D(i)
                                [Letterhead of]

                                TIME WARNER INC.

                        TIME WARNER ACQUISITION CORP.




                                                            [Closing Date], 199_


Dear Sirs:

                 In connection with the opinions to be delivered by you pursuant to Sections 6.02(d) and 6.03(d) of the Agreement and Plan of Merger (the "Agreement") dated as of September 22, 1995, among Time Warner Inc., a Delaware corporation ("Parent"), Time Warner Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Turner Broadcasting System, Inc., a Georgia corporation (the "Company"), I certify, after due inquiry and investigation, that to the best of my knowledge and belief, the facts relating to the contemplated merger (the "Merger") of the Company with and into Sub pursuant to the Agreement, as described in the
Agreement and the Proxy Statement [dated         ], are, in each case, insofar
as such facts pertain to Parent or Sub, true, correct and complete in all material respects. I further certify, after due inquiry and investigation, that to the best of my knowledge and belief: 1/

                 1. The formula set forth in the Agreement, pursuant to which each issued and outstanding share of Class A Common Stock, par value $0.0625, Class B Common Stock, par value $0.0625, and Class C Convertible Preferred Stock, par value $0.125, of the Company (collectively, "Company Capital Stock") (other than Company Capital Stock owned by the Company or Parent) will be exchanged for common stock, par value $1.00, of Parent ("Parent Common Stock"), is the result of arm's length bargaining.

                 2. Neither Parent nor Sub (nor any other subsidiary or affiliate of Parent) has acquired any shares of Company Capital Stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

                 3. Cash payments to be made to stockholders of the Company in lieu of fractional shares of Parent Common Stock that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Common Stock and do not represent separately bargained for consideration.





____________________

     1/ Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

                 4. Prior to the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Code.

                 5. Sub has no plan or intention, and Parent has no plan or intention to cause Sub, to sell, exchange or otherwise dispose of assets (other than through dispositions in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code) in an amount that, if all such assets were treated as held by the Company immediately prior to the Merger but as not acquired by Sub, would result in Sub acquiring less than 90 percent of the fair market value of the net assets, or less than 70 percent of the fair market value of the gross assets, held by the Company immediately prior to the Merger. For purposes of this representation, assets of the Company held by the Company immediately prior to the Merger but not acquired by Sub shall include assets of the Company used to pay (i) any transfer, real estate transfer gains and similar taxes (including expenses relating thereto) pursuant to Section
5.15 of the Agreement, (ii) any Dissenting Shareholders, (iii) any other reorganization expenses and (iv) any redemptions or distributions (except for regular, normal dividends) made by the Company immediately preceding the Merger or otherwise in contemplation of the Merger.

                 6. Parent has no plan or intention to cause Sub to issue additional shares of its stock that would result in Parent's losing control of Sub within the meaning of Section 368(c) of the Code.

                 7. Following the Merger, Sub intends to continue the historic business of the Company or to use a significant portion of the Company's business assets in a business.

                 8. Parent has no plan or intention to liquidate Sub, to merge Sub with and into another corporation or to sell or otherwise dispose of the stock of Sub.

                 9. Parent has no plan or intention to cause Sub to incur any borrowing (other than in the ordinary course of business) the proceeds of which are to be distributed or loaned to Parent or any subsidiary of Parent (other than Sub) on other than an arm's-length basis.

                 10. Sub has no plan or intention, and Parent has no plan or intention to cause Sub, to make distributions that are extraordinary in comparison to previous distributions by the Company.

                 11. Except to the extent provided in Section 5.15 of the Agreement, Parent, Sub, the Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

                 12. None of Parent, Sub or any other subsidiary or affiliate of Parent has any plan or intention to reacquire any of the Parent Common Stock issued in the Merger.

                 13. There is no intercorporate indebtedness existing between Parent and the Company or between Sub and the Company that was issued, acquired or will be settled at a discount.

                 14. Neither Parent nor Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 15.  No stock of Sub will be issued in the Merger.

                 16. Neither Parent nor Sub will take any position on any Federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code or with the representations made herein.

                 17. None of the compensation received by any stockholder-employee of the Company represents separate consideration for, or is allocable to, any of his or her Company Capital Stock. None of the Parent Common Stock that will be received by any Company stockholder-employee in the

Merger represents separately bargained for consideration that is allocable to any employment agreement or arrangement. Any compensation to be paid to a Company stockholder-employee who continues as an employee of Parent or Sub subsequent to the Merger will be for services rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                 18. The Agreement represents the entire understanding of the Company, Parent and Sub with respect to the Merger.

                 19. Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the consummation of the Merger has had assets or business operations other than minimal assets required to satisfy state minimum capitalization requirements.

                 20. Parent has no plan or intention to cause Parent Subsidiaries that are shareholders of the Company to sell, exchange or otherwise dispose of more than 50 percent of the shares of Parent Common Stock received by such Parent Subsidiaries in the Merger.

                 I understand that you will be relying on the representations contained in this letter in rendering the aforementioned opinion.

                                             TIME WARNER INC.


                                             by
                                                ______________________________
                                                Title:
                                                Date:


                                             TIME WARNER ACQUISITION CORP.

                                             by
                                                ______________________________
                                                Title:
                                                Date:


Cravath, Swaine & Moore
   Worldwide Plaza
   825 Eighth Avenue
       New York, NY 10017

Skadden, Arps, Slate, Meagher & Flom
   300 South Grand Avenue
       Los Angeles, CA 90071

                                                                   Exhibit D(ii)


                                [Letterhead of]

                        TURNER BROADCASTING SYSTEM, INC.





                                                            [Closing Date], 1995





Dear Sirs:

       In connection with the opinion to be delivered by you pursuant to Sections 6.02(d) and 6.03(d) of the Agreement and Plan of Merger (the "Agreement") dated as of September 22, 1995, among Turner Broadcasting System, Inc., a Georgia corporation (the "Company"), Time Warner Inc., a Delaware Corporation ("Parent") and Time Warner Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), I certify, after due inquiry and investigation, that to the best of my knowledge and belief the facts relating to the contemplated merger (the "Merger") of the Company with and into Sub pursuant to the Agreement, as described in the Agreement and the
Proxy Statement [dated          ], are, in each case, insofar as such facts
pertain to the Company, true, correct and complete in all material respects. I further certify, after due inquiry and investigation, that to the best of my knowledge and belief: 1/

       1. The formula set forth in the Agreement, pursuant to which each issued and outstanding share of Class A Common Stock, par value $0.0625, Class B Common Stock, par value $0.0625, and Class C Convertible Preferred Stock, par value $0.125, of the Company (collectively, "Company Capital Stock") (other than Company Capital Stock owned by the Company or by Parent) will be exchanged for common stock, par value $1.00, of Parent ("Parent Common Stock"), is the result of arm's length bargaining.

       2. Neither the Company nor any of its subsidiaries or affiliates has acquired any shares of Company Capital Stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

       3. Cash payments to be made to stockholders of the Company in lieu of fractional shares of Parent Common Stock that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Common Stock, and do not represent separately bargained for consideration.





____________________

     1/ Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

       4. There is no plan or intention on the part of the stockholders of the Company to sell, exchange or otherwise dispose of more than 50 percent of the shares of Parent Common Stock received in the Merger. The Company does not know the plans or intentions of the Capital Group Companies, Inc. (the "Capital Group") with respect to the shares of Parent Common Stock to be received by the Capital Group in the Merger.

       5. Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, assets of the Company used to pay (i) any transfer, real estate transfer gains and similar taxes (including expenses relating thereto) pursuant to Section 5.15 of the Agreement, (ii) any Dissenting Shareholders, (iii) any other reorganization expenses and (iv) any redemptions or distributions (except for regular, normal dividends) made by the Company immediately preceding the Merger or otherwise in contemplation of the Merger, will be included as assets of the Company held immediately prior to the Merger. The Company has not disposed of any assets in contemplation of, or otherwise as part of a plan in connection with, the Merger.

       6. Except as otherwise provided in Section 5.15 of the Agreement, Parent, Sub, the Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

       7. The liabilities of the Company assumed by Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

       8. There is no intercorporate indebtedness existing between Parent and the Company or between Sub and the Company that was issued, acquired or will be settled at a discount.

       9. The fair market value of and adjusted tax basis of the assets of the Company transferred to Sub will equal or exceed the sum of the liabilities assumed by Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

       10. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

       11. The Company will not take, and the Company is not aware of any plan or intention of Company stockholders to take, any position on any Federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code or with the representations made above.

       12. None of the compensation received by any stockholder-employee of the Company represents separate consideration for, or is allocable to, any of his or her Company Capital Stock. None of the Parent Common Stock that will be received by any Company stockholder-employee in the Merger represents separately bargained for consideration that is allocable to any employment agreement or arrangement.

       13. The Agreement represents the entire understanding of the Company, Parent and Sub with respect to the Merger.

       14. The Company has no plan or intention to make any distributions other than regular, normal dividends to stockholders prior to the Merger and the Company has not made any such distributions in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

       I understand that you will be relying on the representations contained in this letter in rendering the aforementioned opinion.

                                           TURNER BROADCASTING SYSTEM,
                                           INC.


                                           By:
                                              _________________________
                                              Title:
                                              Date:


Cravath, Swaine & Moore
     Worldwide Plaza
          825 Eighth Avenue
               New York, NY 10017

Skadden, Arps, Slate, Meagher & Flom
     300 South Grand Avenue
          Los Angeles, CA 90071

                                                                  Exhibit D(iii)


                      Certificate by R. E. Turner, III

                                                            [Closing Date], 1995

          In connection with the opinions to be delivered by (i) Cravath, Swaine & Moore, counsel to Time Warner Inc., a Delaware corporation ("Parent"), pursuant to Section 6.02(d) of the Agreement and Plan of Merger dated as of September 22, 1995 (the "Agreement"), by and among Parent, Time Warner Acquisition Corp., a Delaware corporation ("Sub"), and Turner Broadcasting System, Inc., a Georgia corporation (the "Company") and (ii) Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, pursuant to Section 6.03(d) of the Agreement, I hereby certify, recognizing that such counsel will rely on this certificate in delivering such opinions, that as of the date hereof (i) stock of the Company previously held by me has not been sold, redeemed, exchanged or otherwise disposed of, and stock of the Company currently held by me has not been acquired, in each case in contemplation of the Merger (such term and all other capitalized terms not defined herein having the meanings ascribed to them in the Agreement) and (ii) I have no plan or intention to sell, exchange or otherwise dispose of more than 50 percent of the shares of Parent Common Stock received by me in the Merger.


                                       By:
                                          ________________________________
                                                 R. E. Turner, III


                                          Date:

                                                                   Exhibit D(iv)

                   Certificate by TCI Turner Preferred, Inc.

                                                            [Closing Date], 1995

          In connection with the opinions to be delivered by (i) Cravath, Swaine & Moore, counsel to Time Warner Inc., a Delaware corporation ("Parent"), pursuant to Section 6.02(d) of the Agreement and Plan of Merger dated as of September 22, 1995 (the "Agreement"), by and among Parent, Time Warner Acquisition Corp., a Delaware corporation ("Sub"), and Turner Broadcasting System, Inc., a Georgia corporation (the "Company") and (ii) Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, pursuant to Section 6.03(d) of the Agreement, I hereby certify, recognizing that such counsel will rely on this certificate in delivering such opinions, that as of the date hereof (i) stock of the Company previously held by TCI Turner Preferred, Inc., a Delaware corporation ("TCITP"), has not been sold, redeemed, exchanged or otherwise disposed of, and stock of the Company currently held by the TCITP has not been acquired, in each case in contemplation of the Merger (such term and all capitalized terms not defined herein having the meanings ascribed to them in the Agreement) and (ii) there is no plan or intention by the TCITP to sell, exchange or otherwise dispose of more than 50 percent of the shares of Parent Common Stock received by TCITP in the Merger.

                                     TCI TURNER PREFERRED, INC.



                                     By:
                                        _________________________________
                                        Title:
                                        Date:

                                                                    Exhibit D(v)

                        Turner Outdoor Inc. Certificate

                                                            [Closing Date], 1995

          In connection with the opinions to be delivered by (i) Cravath, Swaine & Moore, counsel to Time Warner Inc., a Delaware corporation ("Parent"), pursuant to Section 6.02(d) of the Agreement and Plan of Merger dated as of September 22, 1995 (the "Agreement"), by and among Parent, Time Warner Acquisition Corp., a Delaware corporation ("Sub"), and Turner Broadcasting System, Inc., a Georgia corporation (the "Company") and (ii) Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, pursuant to Section 6.03(d) of the Agreement, I hereby certify, recognizing that such counsel will rely on this certificate in delivering such opinions, that as of the date hereof (i) stock of the Company previously held by Turner Outdoor Inc. ("Outdoor"), has not been sold, redeemed, exchanged or otherwise disposed of, and stock of the Company currently held by Outdoor has not been acquired, in each case in contemplation of the Merger (such terms and all capitalized terms not defined herein having the meanings ascribed to them in the Agreement) and (ii) Outdoor has no plan or intention to sell, exchange or otherwise dispose of more than 50 percent of the shares of Parent Common Stock received by Outdoor in the Merger.


                                             TURNER OUTDOOR, INC.


                                             By:
                                                ________________________________
                                                Title:


                                                Date: